                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                                                 Published CUSIP Number: ____(1)

                                CREDIT AGREEMENT

                          Dated as of February 8, 2005

                                      among

                             DEL MONTE CORPORATION,
                                as the Borrower,

                            DEL MONTE FOODS COMPANY,
                                  as Holdings,

                             BANK OF AMERICA, N.A.,
                 as Administrative Agent, Swing Line Lender and
                                   L/C Issuer,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Syndication Agent,

                           JPMORGAN CHASE BANK, N.A.,
                          HARRIS TRUST AND SAVINGS BANK
                                       and
                                 SUNTRUST BANK,
                           as Co-Documentation Agents

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                       MORGAN STANLEY SENIOR FUNDING INC.,
                                       and
                          J.P. MORGAN SECURITIES, INC.,

                 as Joint Lead Arrangers and Joint Book Managers

----------
(1) A published CUSIP number entitles subscribers (primarily banks and brokers) of Standard & Poor's CUSIP Service Bureau to obtain the number and associated CUSIP dara will include the borrower's subscriber is a Lender under the Credit Agreement. Associated CUSIP data will include the Borrower's name, place of incorporation, the Administrative Agent's name, the date of the Credit Agreement, the total amount of the facilities thereunder, and the amount, type maturity date of each facilities thereunder. CUSIP numbers of unique identifiers designed to improve accuracy in communications involving a broad array of financial instruments, whether securities or not, and no bearing on the characterization thereof.

                           Del Monte Credit Agreement

                                TABLE OF CONTENTS

Section                                                                                                            Page
-------                                                                                                            ----
                                                      ARTICLE I
                                          DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms..........................................................................................     2
1.02     Other Interpretive Provisions..........................................................................    35
1.03     Accounting Terms.......................................................................................    36
1.04     Rounding...............................................................................................    36
1.05     Times of Day...........................................................................................    36
1.06     Letter of Credit Amounts...............................................................................    36
1.07     Currency Equivalents Generally.........................................................................    36

                                                     ARTICLE II
                                        THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     The Loans..............................................................................................    37
2.02     Borrowings, Conversions and Continuations of Loans.....................................................    37
2.03     Letters of Credit......................................................................................    39
2.04     Swing Line Loans.......................................................................................    49
2.05     Prepayments............................................................................................    52
2.06     Termination or Reduction of Commitments................................................................    54
2.07     Repayment of Loans.....................................................................................    55
2.08     Interest...............................................................................................    57
2.09     Fees...................................................................................................    57
2.10     Computation of Interest and Fees.......................................................................    58
2.11     Evidence of Debt.......................................................................................    58
2.12     Payments Generally; Administrative Agent's Clawback....................................................    59
2.13     Sharing of Payments by Lenders.........................................................................    61
2.14     Increase in Term Loans.................................................................................    61

                                                     ARTICLE III

                                       TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes..................................................................................................    63
3.02     Illegality.............................................................................................    65
3.03     Inability to Determine Rates...........................................................................    65
3.04     Increased Costs; Reserves on Eurodollar Rate Loans.....................................................    66
3.05     Compensation for Losses................................................................................    67
3.06     Mitigation Obligations; Replacement of Lenders.........................................................    68
3.07     Survival...............................................................................................    68

                                                     ARTICLE IV
                                      CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension.................................................................  68
4.02     Conditions to all Credit Extensions....................................................................  71

                                                      ARTICLE V
                                           REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power; Compliance with Laws...............................................  72
5.02     Authorization; No Contravention........................................................................  72
5.03     Governmental Authorization; Other Consents.............................................................  73
5.04     Binding Effect.........................................................................................  73
5.05     Financial Statements; No Material Adverse Effect.......................................................  73
5.06     Litigation.............................................................................................  74
5.07     No Default.............................................................................................  74
5.08     Ownership of Property; Liens; Investments..............................................................  74
5.09     Environmental Compliance...............................................................................  75
5.10     Insurance..............................................................................................  76
5.11     Taxes..................................................................................................  76
5.12     ERISA Compliance.......................................................................................  76
5.13     Subsidiaries; Equity Interests; Loan Parties...........................................................  76
5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.........................  77
5.15     Disclosure.............................................................................................  77
5.16     Compliance with Laws...................................................................................  77
5.17     Intellectual Property; Licenses, Etc...................................................................  78
5.18     Solvency...............................................................................................  78

                                                     ARTICLE VI
                                                AFFIRMATIVE COVENANTS

6.01     Financial Statements...................................................................................  78
6.02     Certificates; Other Information........................................................................  79
6.03     Notices................................................................................................  81
6.04     Intentionally Omitted..................................................................................  81
6.05     Preservation of Existence, Etc.........................................................................  81
6.06     Maintenance of Properties..............................................................................  82
6.07     Maintenance of Insurance...............................................................................  82
6.08     Compliance with Laws...................................................................................  82
6.09     Books and Records......................................................................................  82
6.10     Inspection Rights......................................................................................  82
6.11     Use of Proceeds........................................................................................  82
6.12     Covenant to Guarantee Obligations and Give Security....................................................  82
6.13     Compliance with Environmental Laws.....................................................................  87
6.14     Further Assurances.....................................................................................  87
6.15     Compliance with Terms of Leaseholds....................................................................  87
6.16     Cash Collateral Accounts...............................................................................  88

6.17     Designation as Senior Debt.............................................................................  88
6.18     Collateral Release; Guaranty Release...................................................................  88
6.19     Post-Closing Obligations...............................................................................  89

                                                     ARTICLE VII
                                                 NEGATIVE COVENANTS

7.01     Liens.................................................................................................   90
7.02     Indebtedness..........................................................................................   92
7.03     Investments...........................................................................................   95
7.04     Fundamental Changes...................................................................................   97
7.05     Dispositions..........................................................................................   98
7.06     Restricted Payments...................................................................................   99
7.07     Change in Nature of Business..........................................................................  100
7.08     Transactions with Affiliates..........................................................................  100
7.09     Burdensome Agreements.................................................................................  101
7.10     Financial Covenants...................................................................................  102
7.11     Amendments of Organization Documents..................................................................  102
7.12     Accounting Changes....................................................................................  102
7.13     Prepayments, Etc. of Subordinated Debt................................................................  102
7.14     Amendment, Etc. of Related Documents and Certain Documents............................................  103
7.15     Synthetic Lease Obligations...........................................................................  103
7.16     Speculative Transactions..............................................................................  103
7.17     Formation of Subsidiaries.............................................................................  103

                                                    ARTICLE VIII
                                           EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default.....................................................................................  104
8.02     Remedies upon Event of Default........................................................................  106
8.03     Application of Funds..................................................................................  107
8.04     Notice of Event of Default............................................................................  108

                                                     ARTICLE IX
                                                ADMINISTRATIVE AGENT

9.01     Appointment and Authority.............................................................................  108
9.02     Rights as a Lender....................................................................................  108
9.03     Exculpatory Provisions................................................................................  109
9.04     Reliance by Administrative Agent......................................................................  110
9.05     Delegation of Duties..................................................................................  110
9.06     Resignation of Administrative Agent...................................................................  110
9.07     Non-Reliance on Administrative Agent and Other Lenders................................................  111
9.08     No Other Duties, Etc..................................................................................  111
9.09     Administrative Agent May File Proofs of Claim.........................................................  111
9.10     Collateral and Guaranty Matters.......................................................................  112

                                                     ARTICLE X
                                                CONTINUING GUARANTY
10.01    Guaranty..............................................................................................  113
10.02    Rights of Lenders.....................................................................................  114
10.03    Certain Waivers.......................................................................................  114
10.04    Obligations Independent...............................................................................  114
10.05    Subrogation...........................................................................................  114
10.06    Termination; Reinstatement............................................................................  115
10.07    Subordination.........................................................................................  115
10.08    Stay of Acceleration..................................................................................  115
10.09    Condition of Borrower.................................................................................  115
10.10    Additional Guarantor Waivers and Agreements...........................................................  115

                                                     Article XI
                                                    MISCELLANEOUS
11.01    Amendments, Etc.......................................................................................  116
11.02    Notices and Other Communications; Facsimile Copies....................................................  118
11.03    No Waiver; Cumulative Remedies........................................................................  119
11.04    Expenses; Indemnity; Damage Waiver....................................................................  120
11.05    Payments Set Aside....................................................................................  122
11.06    Successors and Assigns................................................................................  122
11.07    Treatment of Certain Information; Confidentiality.....................................................  126
11.08    Right of Setoff.......................................................................................  127
11.09    Interest Rate Limitation..............................................................................  127
11.10    Counterparts; Integration; Effectiveness..............................................................  127
11.11    Survival of Representations and Warranties............................................................  128
11.12    Severability..........................................................................................  128
11.13    Replacement of Lenders................................................................................  128
11.14    Governing Law; Jurisdiction; Etc......................................................................  129
11.15    Waiver of Jury Trial..................................................................................  130
11.16    USA PATRIOT Act Notice................................................................................  130

SIGNATURES.....................................................................................................  S-1

SCHEDULES

2.01         Commitments and Applicable Percentages
2.03         Existing Letters of Credit
5.06         Litigation
5.08(b)      Existing Liens
5.08(c)      Owned Real Property
5.08(d)      Leased Real Property (Lessee)
5.08(e)      Existing Investments
5.09         Environmental Matters
5.12         ERISA
5.13         Subsidiaries and Other Equity Investments; Loan Parties
5.17         Intellectual Property Matters
6.12         Guarantors
7.02         Surviving Debt
7.05         Assets Held for Sale
11.02        Administrative Agent's Office, Certain Addresses for Notices
11.06        Processing and Recordation Fees

EXHIBITS

Form of

A            Committed Loan Notice
B            Swing Line Loan Notice
C-1          Term Note
C-2          Revolving Credit Note
D            Compliance Certificate
E            Assignment and Assumption
F            Guaranty
G            Security Agreement
H            Mortgage
J-1          Opinion Matters - Counsel to Loan Parties
J-2          Opinion Matters - Internal Counsel to Loan Parties
K            New Subordinated Notes Indenture

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT ("Agreement") is entered into as of February 8, 2005, among DEL MONTE CORPORATION, a Delaware corporation (the "Borrower"), DEL MONTE FOODS COMPANY, a Delaware corporation ("Holdings"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, MORGAN STANLEY SENIOR FUNDING, INC. as Syndication Agent and JPMORGAN CHASE BANK, N.A., Harris Trust and Savings Bank and SunTrust Bank, as Co-Documentation Agents.

PRELIMINARY STATEMENTS:

            The Borrower, Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender, certain financial institutions in their capacities as lenders and certain other agents are parties to the Credit Agreement dated as of December 20, 2002 (as amended by Amendment No. 1 dated as of March 19, 2003, Amendment No. 2 dated as of April 23, 2003 and Amendment No. 3 dated as of January 30, 2004, the "Existing Credit Agreement").

            The Borrower is also the issuer of (a) $450,000,000 in aggregate principal amount of 8-5/8% Senior Subordinated Notes due 2012 (the "Existing Subordinated Notes") issued pursuant to the Supplement Indenture dated as of December 20, 2002 (the "Existing Subordinated Notes Indenture") among SKF Foods Inc. (a Delaware corporation and predecessor in interest to the Borrower), as Issuer, Holdings and certain other guarantors party thereto and The Bank of New York, as Trustee and (b) $300,000,000 in aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011 (the "Prior Subordinated Notes") pursuant to the Indenture dated as of May 15, 2001 (the "Prior Subordinated Notes Indenture") among the Borrower, as Issuer, Holdings and certain other guarantors party thereto and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee.

            Pursuant to the Indenture in the form of Exhibit K hereto to be dated as of the date hereof (the "New Subordinated Notes Indenture") among the Borrower, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, the Borrower intends to issue up to $250,000,000 in aggregate principal amount of 6-3/4% Senior Subordinated Notes due 2015 (the "New Subordinated Notes"). Concurrently therewith, the Borrower wishes to enter into a new senior secured credit facility, the proceeds of which will be used (a) to refinance all amounts outstanding under the Existing Credit Agreement, (b) in part, together with the proceeds of the New Subordinated Notes, to redeem all or substantially all of the Prior Subordinated Notes and (c) for ongoing working capital and other general corporate purposes of the Borrower and its Subsidiaries.

            The Borrower has requested that the Lenders provide a $350,000,000 revolving credit facility, a $450,000,000 term loan A facility and a $150,000,000 term loan B facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

            In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Accepting Lender" has the meaning specified in Section 2.05(c).

            "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests in any Person, or otherwise causing any Person to become a Subsidiary of any Loan Party or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Loan Party or a Subsidiary thereof); provided that the Borrower or a Subsidiary of the Borrower or Holdings is the surviving entity. "Acquired" has the meaning correlative thereto.

            "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

            "Administrative Agent Fee Letter" means the letter agreement, dated January 14, 2005, between the Borrower and Bank of America.

            "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Aggregate Commitments" means the Commitments of all the Lenders.

            "Agreement" means this Credit Agreement.

            "Agreement Currency" has the meaning specified in Section
2.03(m)(vi).

            "Applicable Commitment Fee Percentage" means, at any time, in respect of the Revolving Credit Facility, 0.375% per annum.

            "Applicable Percentage" means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the

Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender's Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender's Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by
(i) on or prior to the Closing Date, such Term B Lender's Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender's Term B Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time. If the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

            "Applicable Rate" means (a) in respect of the Term B Facility, 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans, (b) in respect of any New Term Loan, the rate agreed among the Borrower, the Lenders with respect to such New Term Loan and the Administrative Agent, (c) in respect of Section 2.03(i), the rate set forth in the following table under the heading "(Letters of Credit)" and (d) in respect of the Term A Facility and the Revolving Credit Facility, (i) for the first six months following the Closing Date, 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans and (ii) thereafter, a percentage per annum determined by reference to the Total Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), or, if delivered, the officer's certificate referred to below:

                         Applicable Rate
------------------------------------------------------------------
                                        Eurodollar
                                           Rate
Pricing                                 (Letters of
Level        Total Debt Ratio             Credit)        Base Rate
-------      -------------------       -------------     ---------
1               < or = 2.25:1              1.00%              0%

2         >2.25:1 but < or = 2.75:1        1.25%           0.25%

3                  >2.75:1                 1.50%           0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Debt Ratio shall become effective upon the first Business Day immediately following the earlier of (A) delivery of a certificate signed by a Responsible Officer calculating the Total Debt Ratio and (B) the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, if any adjustment becomes effective pursuant to the preceding clause (A), the Total Debt Ratio shall be recalculated upon the first delivery of financial statements pursuant to Sections 6.01(a) or 6.1(b) after the delivery of the officer's certificate referred to in such clause, and if such recalculation indicates that the Total Debt Ratio on the last day of such fiscal quarter was different from that reported in such officer's certificate, (I) the "Applicable Rate" shall be readjusted based on the recalculated Total Debt Ratio and (II) if the recalculated Total Debt Ratio is higher than that reported on the officer's certificate and results in a higher Applicable Rate, the Borrower shall immediately pay an amount equal to the additional interest on the Loans that would have accrued thereto based on such higher Applicable Rate, which amounts shall be paid (y) immediately, to the extent that any Interest Payment Date to which such amounts related have occurred and (z) otherwise, on the Interest Payment Date to which such amounts relate. If a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply in respect of the Term A Facility and the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

            "Applicable Revolving Credit Percentage" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

            "Appropriate Lender" means, at any time, (a) with respect to any of the Term A Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

            "Approved Fund" means any Fund that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assets Held for Sale" means those assets listed on Schedule 7.05.

            "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

            "Audited Financial Statements" means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended May 2, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

            "Auto-Extension Letter of Credit" has the meaning specified in
Section 2.03(b)(iii).

            "Availability Period" means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and
(iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

            "Bank of America" means Bank of America, N.A. and its successors.

            "BAS" means Banc of America Securities LLC.

            "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Revolving Credit Loan, a Term A Loan, a Term B Loan or a New Term Loan that bears interest based on the Base Rate.

            "Borrower" has the meaning specified in the introductory paragraph hereto.

            "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term A Borrowing or a Term B Borrowing, as the context may require.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

            "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, which, in accordance with GAAP would be required to be capitalized, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) with the proceeds of a Disposition otherwise permitted hereby.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Collateral Account" means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America (or another commercial bank selected in compliance with Section 6.16) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

            "Cash Collateralize" has the meaning specified in Section 2.03(g).

            "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries:

            (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

            (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least "AA" by S&P, or the equivalent thereof by Moody's, having maturities of not more than one year from the date of acquisition;

            (c) time deposits with, or certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or an Affiliate of a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System or organized under the laws of another country (or a political subdivision thereof) which is a member of the Organization for Economic Cooperation and Development and acting through a branch or agency located in the United States (or any state thereof or the District of Columbia) in either case having capital and surplus of at least $250,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof or (ii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least "A-1" or the equivalent thereof (any such bank, an "Approved Bank");

            (d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least "AA" or the equivalent thereof by S&P or at least "Aa" or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition; and

            (e) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the "Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985".

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CFC" means a Person that is a controlled foreign corporation under
Section 957 of the Code.

            "Change in Law" means the occurrence, after the date of this Agreement if in respect of a Lender that is party hereto as of such date or, in each other case, the date such Lender became a party hereto, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis; or

            (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

            (c) with the written consent or agreement of Holdings, the Borrower or any of their respective Subsidiaries, any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis representing 35% or more of the combined voting power of such securities; or

            (d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower, or

            (e) a "change of control" under, and as defined in, the Existing Subordinated Notes Indenture or a "change of control triggering event" under, and as defined in, the New Subordinated Notes Indenture shall have occurred with the effect that the Borrower, Holdings or any other Loan Party is required to redeem or repurchase any of the Existing Subordinated Notes or the New Subordinated Notes.

            "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 11.01.

            "Code" means the Internal Revenue Code of 1986.

            "Co-Documentation Agents" means each of JPMorgan Chase Bank, N.A., Harris Trust and Savings Bank and SunTrust Bank in its capacity as documentation agent for the Lenders.

            "Collateral" means all of the "Collateral" and "Mortgaged Property" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Documents" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to
Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Release Date" means any date on which the Loans have Investment Grade Ratings (determined without regard to any form of credit enhancement and on the basis that the Loans are unsecured) occurring after the repayment of all outstanding Term B Loans. The Collateral Release Date shall occur upon written notice by the Borrower to the Administrative Agent.

            "Commitment" means a Term A Commitment, a Term B Commitment, a New Term Commitment or a Revolving Credit Commitment, as the context may require.

            "Committed Loan Notice" means a notice of (a) a Term Loan Borrowing,
(b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

            "Compensation Period" has the meaning specified in Section 2.12(c)(ii).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Net Income" means, for any period, with respect to any Person or its Subsidiaries the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period. Notwithstanding the foregoing, "Consolidated Net Income" of Holdings shall be calculated without giving effect to any charges arising from any purchase accounting valuation adjustments over historical cost of any Person or assets acquired, as required or permitted by Statements of Financial Accounting Standards (SFAS) 141 and 142.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

            "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

            "Declining Lender" has the meaning specified in Section 2.05(c).

            "Default" means any event or circumstance which constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.0% per annum.

            "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "Disclosed Litigation" has the meaning set forth in Section 5.06.

            "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any (a) sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or (b) any Sale/Leaseback Transaction.

            "Dollar" and "$" mean lawful money of the United States.

            "Dollar Equivalent" means, in relation to an amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with such amount at the prevailing Spot Rate (as defined in Section 1.07).

            "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

            "EBITDA" means, for any Measurement Period, with respect to any Person,

            (a) Consolidated Net Income of such Person for such Measurement Period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary or non-recurring gains and losses for such Measurement Period plus

            (b) to the extent deducted in determining Consolidated Net Income and without duplication, Interest Expense (including, without limitation, all costs (including associated tender costs and call premiums) incurred in connection with the prepayment of any Indebtedness), income tax expense, depreciation and amortization (including amortization of goodwill and other intangible assets or any non-cash impairment charges in respect of intangible assets) of such Person for such Measurement Period, non-cash charges and losses from sales of assets other than inventory sold in the ordinary course of business (provided that in the event cash expenditures are made in such Measurement Period to reduce any non-cash charges established in such Measurement Period or a prior Measurement Period, such cash expenditures shall be deducted to calculate EBITDA for such Measurement Period) minus

            (c) to the extent reflected in determining Consolidated Net Income and without duplication, non-cash credits and gains of such Person from sales of assets other than inventory sold in the ordinary course of business (provided that in the event cash payments are received in such Measurement Period to offset any non-cash credits established in such Measurement Period or a prior Measurement Period, such cash payments shall be added to calculate EBITDA for such Measurement Period) plus

            (d) to the extent deducted in determining Consolidated Net Income and without duplication, transaction fees, costs and expenses incurred in connection with (i) the Transactions, (ii) the issuance of Indebtedness permitted hereby (included permitted refinancings, refundings, renewals or extensions thereof), (iii) any Acquisitions permitted hereby or consummated in a prior period (including any reasonable and customary fees, costs and expenses incurred in connection with the integration of the businesses acquired thereby) and management incentive payments;

provided that (i) the EBITDA (as calculated pursuant to clauses (a), (b), (c) and (d) above) of any Person, or attributable to any assets, acquired by the Borrower, Holdings or any of their respective Subsidiaries during such Measurement Period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such Measurement Period, and including any pro forma expense and cost reductions determined in good faith by a responsible financial or accounting officer of Borrower on a basis consistent with Regulation S-X under the Securities Act except that such pro forma calculations may include operating expense and cost reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (A) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (B) with respect to any transactions for which the steps necessary for realization are reasonably expected to be taken within the six month period following such transaction and, in each case, including, but not limited to, (1) reductions in personnel expenses, (2) reductions of costs related to administrative functions, (3) reductions of costs related to leased or owned properties and (4) reductions from the consolidation of operations and streamlining of corporate overhead; provided that, in either case, such adjustments are set forth in an officers' certificate signed by the Borrower's chief financial officer and another Responsible Officer of the Borrower which states (x) the amount of such adjustment or adjustments and (y) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers' certificate at the time of such execution) if
(A) either (1) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the acquisition of such Person and the related audited consolidated statements of income and cash flows for such fiscal year have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification or exception arising from the scope of the audit or a "going concern" or like qualification or exception or (2) such other financial information furnished to the Lenders with respect to such Measurement Period and such acquisition has been found acceptable and not objected to by the Required Lenders and (B) either (1) any subsequent unaudited financial statements for such Person for the period prior to the acquisition of such Person were prepared on a basis consistent with such audited financial statements, have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification arising from the scope of the audit or a "going concern" or like qualification or (2) such other financial information furnished to the Lenders with respect to such Measurement Period and such acquisition has been found acceptable by the Required Lenders and (ii) the EBITDA (as calculated pursuant to clauses (a), (b), and (c) and (d) above) of any Person (other than a Receivables Subsidiary), or attributable to any division or similar business unit, disposed of by the Borrower, Holdings or any of their respective Subsidiaries in an Disposition during such Measurement Period will be excluded on a pro forma basis for such period (assuming the consummation of each such Disposition occurred on the first day of such Measurement Period).

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for Release or injury to the environment.

            "Environmental Laws" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

            "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Rate Loan" means a Revolving Credit Loan, a Term A Loan, a Term B Loan or a New Term Loan that bears interest at a rate based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 8.01.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

            "Existing Credit Agreement" has the meaning specified in the introductory paragraphs hereto.

            "Existing Letters of Credit" means each of the letters of credit set forth on Schedule 2.03.

            "Existing Subordinated Note Indenture" has the meaning specified in the introductory paragraphs hereto.

            "Existing Subordinated Notes" has the meaning specified in the introductory paragraphs hereto.

            "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Fee Letter" means the letter agreement, dated January 14, 2005, among the Borrower, Morgan Stanley Senior Funding, Inc., BAS, and Bank of America.

            "Fixed Charge Coverage Ratio" means, for any Measurement Period, the ratio of (a) (i) EBITDA of Holdings for such Measurement Period minus (ii) Capital Expenditures made during such Measurement Period by Holdings, the Borrower or any of their respective Subsidiaries to (b) the sum of (i) Interest Expense of Holdings payable in cash for such Measurement Period plus (ii) the scheduled installments of principal of the Term Loans for such Measurement Period (excluding therefrom the last four scheduled installments of principal of Term Loans to the extent that such installments are refinanced with Indebtedness maturing after, and having no mandatory prepayments or sinking fund payments prior to, August 8, 2012 and giving effect to any reduction of such scheduled installments by virtue of the application of any prepayments or repayments made which reduce scheduled installments pro rata or in inverse order of maturity pursuant to Section 2.05) plus (iii) any amounts paid as a dividend or distribution by Holdings to any holder of any of its Equity Interests during such period (other than amounts paid in consideration for or in connection with any stock repurchases by Holdings) plus (iv) cash income taxes of Holdings and its Subsidiaries paid during such period (other than income taxes on income arising directly from Dispositions); provided that to the extent that any Acquisition or any Disposition of a Person or a division or similar business unit occurred during such Measurement Period, all items in clauses (a)(i), (a)(ii), (b)(i), (b)(ii) and (b)(iv) shall be calculated on a pro forma basis as if each such Acquisition or Disposition of a Person or a division or similar business unit occurred prior to the first day of such Measurement Period and otherwise on the basis set forth in the definition of EBITDA.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person organized under the law of any jurisdiction other than the United States or any political subdivision thereof.

            "FRB" means the Board of Governors of the Federal Reserve System of the United States.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

            "Granting Lender" has the meaning specified in Section 11.06(h).

            "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

            "Guaranteed Obligations" has the meaning specified in Section 10.01.

            "Guarantors" means, collectively, Holdings and the Subsidiary Guarantors.

            "Guaranty" means, collectively, the Guaranty made by Holdings under
Article X in favor of the Secured Parties and the Guaranty made by the Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

            "Guaranty Release Period" means any period on or after the Collateral Release Date during which there is no Guaranty from any Subsidiary in effect with respect to any Subordinated Notes or Permitted Junior Indebtedness or any other Indebtedness of the Borrower. Each Guaranty Release Period shall terminate as of any date after the commencement of such Guaranty Release Period on which there is a Guaranty from any Subsidiary of the Borrower in effect with respect to any Subordinated Notes or Permitted Junior Indebtedness or any other Indebtedness of the Borrower.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedge Bank" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

            "Holdings" means Del Monte Foods Company, a Delaware corporation and the owner of all of the issued and outstanding Equity Interests in the Borrower.

            "Honor Date" has the meaning specified in Section 2.03(c)(i).

            "Increase Effective Date" has the meaning specified in Section 2.14(c).

            "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to any Capital Lease; (g) all indebtedness of the kinds referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guarantees of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, that Indebtedness shall not include any obligation under or resulting from any Qualified Receivables Transaction. For the avoidance of doubt, Indebtedness shall not include any Synthetic Lease Obligation.

            For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or in which such Person is a limited partner) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnitees" has the meaning specified in Section 11.04(b).

            "Information Memorandum" means the information memorandum dated January, 2005 used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

            "Intellectual Property Security Agreement" has the meaning specified in Section 4.01(a)(iv).

            "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of December 5, 1989, by and among certain creditors of the Borrower.

            "Interest Expense" means for any period, with respect to any Person, the consolidated interest expense of such Person and its Subsidiaries for such period (including all imputed interest on Capital Leases but excluding any imputed interest on or with respect to Synthetic Lease Obligations) excluding
(a) amortization or write-off of deferred financing costs and (b) any premium paid, including associated tender costs, in connection with the refinancing or repayment of Subordinated Notes or Permitted Junior Indebtedness to the extent such repayment is otherwise permitted hereunder.

            "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each January, April, July and October and the Maturity Date of the Facility under which such Loan was made.

            "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or, in the case of the initial Credit Extension, the period from the date of the initial Credit Extension to April 29, 2005; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

            "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of
(a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantially all of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (net of any return of capital in respect thereof), without adjustment for subsequent increases or decreases in the value of such Investment. Any contributions made to any "plan", as defined in Section 3.3 of ERISA, shall not be deemed to be Investments.

            "Investment Grade Ratings" means a rating of both (a) BBB- or better by S&P (with a stable or better outlook) and (b) Baa3 or better by Moody's (with a stable or better outlook).

            "IP Rights" has the meaning specified in Section 5.17.

            "IP Security Agreement Supplement" has the meaning specified in
Section 13(f) of the Security Agreement.

            "IRS" means the United States Internal Revenue Service.

            "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

            "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) in favor of the L/C Issuer and relating to any such Letter of Credit.

            "Joint Lead Arrangers" means Banc of America Securities LLC, Morgan Stanley Senior Funding, Inc. and J.P. Morgan Securities, Inc., in their capacities as joint lead arrangers and joint book managers.

            "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of any Loan Party or any of their respective Subsidiaries and which is now or hereafter formed by any Loan Party or any of their respective Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

            "Judgment Currency" has the meaning specified in Section
2.03(m)(vi).

            "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

            "L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

            "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

            "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

            "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

            "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

            "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

            "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

            "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

            "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

            "Letter of Credit Expiration Date" means the day that is five days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

            "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

            "Letter of Credit Sublimit" means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever in respect of any property (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under any operating lease.

            "Loan" means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

            "Loan Documents" means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Hedge Agreement and (h) the Administrative Agent Fee Letter; provided that for purposes of Articles IV through VIII and XI, "Loan Documents" shall not include Secured Hedge Agreements.

            "Loan Parties" means, collectively, the Borrower and each Guarantor; provided that in no event shall a Receivables Subsidiary or a Special Purpose Vehicle be considered a "Loan Party" hereunder.

            "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) the Borrower and its Subsidiaries taken as a whole and (ii) Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

            "Material Domestic Subsidiary" means a Material Subsidiary that is also a Domestic Subsidiary; provided, that in no event shall any Receivables Subsidiary or a Special Purpose Vehicle be considered a "Material Domestic Subsidiary" hereunder.

            "Material Subsidiary" means a Subsidiary of Holdings (other than the Borrower) that meets any of the following criteria:

            (a) the assets of such Subsidiary and its Subsidiaries exceed an amount equal to 3% of the consolidated assets (giving effect to intercompany eliminations) of Holdings and its Subsidiaries;

            (b) the revenues of such Subsidiary and its Subsidiaries for any fiscal quarter exceed an amount equal to 3% of the consolidated revenues (giving effect to intercompany eliminations) of Holdings and its Subsidiaries for such period; or

            (c) without duplication, the Investments of Holdings and its other Subsidiaries in such Subsidiary and its Subsidiaries exceed an amount equal to 3% of the consolidated assets (giving effect to intercompany eliminations) of Holdings and its Subsidiaries.

            "Maturity Date" means (a) with respect to the Revolving Credit Facility, the earlier of (i) February 8, 2011 and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.06 or 8.02,
(b) with respect to the Term A Facility, the earlier of (i) February 8, 2011 and
(ii) such other date as this Agreement provides for the termination of the Term A Facility and (c) with respect to the Term B Facility, the earlier of (i) February 8, 2012 and (ii) such other date as this Agreement provides for the termination of the Term B Facility.

            "Measurement Period" means any period of four consecutive fiscal quarters of Holdings ending on the last day of a fiscal quarter.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Mortgage" has the meaning specified in Section 6.19(a).

            "Mortgage Policy" has the meaning specified in Section 6.19(a)(ii).

            "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

            "Net Cash Proceeds" means:

            (a) with respect to any Disposition by Holdings or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including sales and commissions and legal, accounting and investment banking fees), (C) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (D) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Disposition and retained by such Person after such Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition; provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds, to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a); and

            (b) with respect to the incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by Holdings or such Subsidiary in connection therewith.

            "New Subordinated Notes Indenture" has the meaning specified in the introductory paragraphs hereto.

            "New Subordinated Notes" has the meaning specified in the introductory paragraphs hereto.

            "New Term Loan" has the meaning specified in Section 2.14(a).

            "Non-Dollar Letter of Credit" has the meaning specified in Section 2.03(m).

            "Note" means a Term A Note, a Term B Note or a Revolving Credit Note, as the context may require.

            "NPL" means the National Priorities List under CERCLA.

            "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

            "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

            "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Outstanding Amount" means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower or any Subsidiary of Unreimbursed Amounts.

            "Overnight Rate" has the meaning specified in Section 2.03(m)(vii).

            "Owned Real Properties" means those properties listed on Schedule 5.08(c) hereto.

            "Participant" has the meaning specified in Section 11.06(d).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "Permitted Encumbrances" has the meaning specified in the Mortgages.

            "Permitted Junior Indebtedness" has the meaning specified in Section 7.02(m).

            "Permitted Security Agreements" means, collectively, the Intellectual Property Security Agreements and Assignments between Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, and Wafer Limited and Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, and Del Monte Tropical Fruit Company, North America, each dated December 5, 1989, the Intellectual Property Security Agreement and Assignment dated as of January 9, 1990 between Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, and Kikkoman Corporation, the Intellectual Property Security Agreement and Assignment dated as of May 9, 1990 between Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, and Del Monte Foods Limited, the Intellectual Property Security Agreement and Assignment dated as of May 9, 1990 between Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, and Del Monte International, Inc., and any other security agreements between the Borrower and a licensee of intellectual property to secure the damages, if any, of such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Borrower; provided that each such Permitted Security Agreement shall be subject to the Intercreditor Agreement.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "Pledged Debt" has the meaning specified in Section 1 of the Security Agreement.

            "Pledged Equity" has the meaning specified in Section 1 of the Security Agreement.

            "Prepayment Amount" has the meaning specified in Section 2.05(c).

            "Prepayment Date" has the meaning specified in Section 2.05(c).

            "Prior Subordinated Notes Indenture" has the meaning specified in the introductory paragraphs hereto.

            "Prior Subordinated Notes" has the meaning specified in the introductory paragraphs hereto.

            "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Borrower or any Subsidiary of Borrower pursuant to which Borrower or any such Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by Borrower or any other Seller) or any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the date hereof or arising thereafter); provided that no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle is recourse to or obligates Borrower or any other Seller in any way other than pursuant to Standard Securitization Undertakings; provided, that no Receivables Document with respect to such Qualified Receivables Transaction shall prohibit or otherwise restrict, or create any event of default on account of, the payment of dividends from a Receivables Subsidiary to the Borrower or any Subsidiary of the Borrower with the proceeds of Receivables Program Assets remaining after giving effect to all other allocations thereof required to be made by the Receivables Documents, unless after giving effect to any such dividend a "default," "event of default," "potential termination event" or "termination event," as each term may be defined in the Receivables Documents, or other similar event or condition, would then occur or exist.

            "Receivables" means rights of Borrower or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges).

            "Receivables Documents" means:

            (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Borrower, another Seller and/or a Receivables Subsidiary, and

            (b) each other instrument, agreement and other document entered into by the Company, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

            "Receivables Program Assets" means:

            (a) all Receivables which are described as being transferred by the Company, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents;

            (b) all Receivables Related Assets; and

            (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

            "Receivables Related Assets" means:

            (a) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables);

            (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited;

            (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction;

            (d) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and

            (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Receivables Subsidiary" means a special purpose Subsidiary of Borrower created in connection with the transactions contemplated by a Qualified Receivables Transaction.

            "Reduction Amount" has the meaning set forth in Section 2.05(b)(vi).

            "Register" has the meaning specified in Section 11.06(c).

            "Registered Public Accounting Firm" has the meaning specified by the Securities Laws and shall be independent of Holdings as prescribed by the Securities Laws.

            "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Release" means a "release", as such term is defined in CERCLA.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

            "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

            "Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            "Required Revolving Lenders" means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

            "Required Term A Lenders" means, as of any date of determination, Term A Lenders holding more than 50% of the aggregate principal amount of the Term A Loans outstanding on such date; provided that the Term A Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

            "Required Term B Lenders" means, as of any date of determination, Term B Lenders holding more than 50% of the aggregate principal amount of the Term B Loans outstanding on such date; provided that the Term B Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

            "Responsible Officer" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Loan Party.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person's stockholders, partners or members (or the equivalent of any thereof).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

            "Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

            "Revolving Credit Loan" has the meaning specified in Section
2.01(c).

            "Revolving Credit Note" means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, in substantially the form of Exhibit C-2.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

            "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any real or personal property, which property is or has been sold or transferred by the Borrower or any of its Subsidiaries in contemplation of taking back a lease thereof.

            "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "Secured Hedge Agreement" means any Swap Contract permitted under
Article VI or VII that is entered into by and between the Borrower and any Hedge Bank.

            "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

            "Secured Parties" means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge
Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

            "Securities Act" means the Securities Act of 1933.

            "Securities Laws" means the Securities Act, the Securities Exchange Act of 1934, Sarbanes-Oxley, and, in each case, the rules and regulations of the SEC promulgated thereunder, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date under this Agreement.

            "Security Agreement" has the meaning specified in Section 4.01(a)(iii).

            "Security Agreement Supplement" has the meaning specified in Section 23(b) of the Security Agreement.

            "Seller" means the Company or any Subsidiary or other Affiliate of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

            "Separation Agreement" means the Separation Agreement dated as of June 12, 2002 between H. J. Heinz Company, a Pennsylvania corporation, and SKF Foods Inc., a Delaware corporation and predecessor in interest to the Borrower.

            "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPC" has the meaning specified in Section 11.06(h).

            "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by Borrower and/or any of its Subsidiaries to implement a Qualified Receivables Transaction.

            "Standard Securitization Undertakings" means representations, warranties, covenants (including without limitation repurchase obligations) and indemnities entered into by Borrower or any Subsidiary of Borrower which are reasonably customary in accounts receivable transactions.

            "Subordinated Debt" means (a) the Subordinated Notes, (b) any Permitted Junior Indebtedness and (c) all other unsecured Indebtedness of any Loan Party or any Subsidiary thereof for borrowed money which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Required

Lenders, as evidenced by their written approval thereof (which may be granted or withheld in their sole discretion).

            "Subordinated Notes" means, collectively, the Prior Subordinated Notes, Existing Subordinated Notes and the New Subordinated Notes.

            "Subordinated Notes Documents" means the Existing Subordinated Notes Indenture, the New Subordinated Notes Indenture, the Prior Subordinated Notes Indenture, the Subordinated Notes and all other agreements, instruments and other documents pursuant to which any Subordinated Notes have been or will be issued or otherwise setting forth the terms of any Subordinated Notes.

            "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantors" means, collectively, (a) the Subsidiaries of the Borrower listed on Schedule 6.12 and (b) each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12, but in each case, with respect to clauses
(a) and (b), only so long as the guaranty or guaranty supplement delivered by such Subsidiary shall remain in effect; provided that in no event shall any Receivables Subsidiary or any Special Purpose Vehicle be a Subsidiary Guarantor.

            "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

            "Surviving Debt" means the Indebtedness in existence on the date hereof and set forth on Schedule 7.02.

            "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and credit support documents, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

            "Swap Termination Value" means, with respect to each Swap Contract, on any date of determination, an amount equal to the greater of:

            (a) in the case of any Swap Contract documented pursuant to an Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their respective Subsidiaries to its counterparty to such Swap Contracts, as if (i) such Swap Contract was being terminated early on such date of determination, (ii) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable Master Agreement) and (iii) reflecting the average of at least two mid-market quotations obtained from leading dealers in the relevant market for the product type reflected by the relevant Swap Contract (with such leading dealers making such determination pursuant to the provisions of the relevant Swap Contract and Master Agreement governing such Swap Contract); or

            (b) in the case of a Swap Contract traded on an exchange, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or any of their respective Subsidiaries party to such Swap Contract (determined by the Administrative Agent based on the average settlement price of exchange-traded contracts similar to such Swap Contract on such date, as reflected by the actual settlement prices for similar contracts settling across the relevant exchange on such date); or

            (c) in all other cases, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or any of their respective Subsidiaries party to such Swap Contract (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary, as the case may be, exceeds (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary, as the case may be, pursuant to such Swap Contract).

            "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

            "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

            "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

            "Swing Line Loan" has the meaning specified in Section 2.04(a).

            "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

            "Swing Line Sublimit" means an amount equal to the lesser of (a) $35,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

            "Synthetic Lease Obligation" means, with respect to any Person, the monetary obligations of such Person under a so-called synthetic lease, off-balance sheet or tax retention lease, if such obligations are considered indebtedness for borrowed money for tax purposes but such lease is classified as an operating lease under GAAP; provided, however, that the term Synthetic Lease Obligations shall in any case exclude any obligations that are liabilities of any such Person as lessee under any operating lease so long as the terms of such operating lease do not require any payment by or on behalf of such Person at termination of such operating lease.

            "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of January 9, 1990 by and between Holdings and Del Monte Corporation, a New York corporation and the predecessor in interest to the Borrower, as the same may be amended from time to time in accordance with Section 7.14 hereof.

            Tax Separation Agreement" has the meaning specified in the Separation Agreement.

            "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

            "Term A Commitment" means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender's name on Schedule 2.01 under the caption "Term A Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "Term A Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

            "Term A Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

            "Term A Loan" means an advance made by any Term A Lender under the Term A Facility.

            "Term A Note" means a promissory note made by the Borrower in favor of a Term A Lender evidencing Term A
Loans made by such Term A Lender, in substantially the form of Exhibit C-1.

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

            "Term B Commitment" means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term B Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

            "Term B Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

            "Term B Lender" means at any time, (a) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

            "Term B Loan" means an advance made by any Term B Lender under the Term B Facility.

            "Term B Note" means a promissory note made by the Borrower in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, in substantially the form of Exhibit C-1.

            "Term Borrowing" means either a Term A Borrowing or a Term B Borrowing.

            "Term Commitment" means either a Term A Commitment or a Term B Commitment.

            "Term Facilities" means, at any time, the Term A Facility and the Term B Facility.

            "Term Loan" means a Term A Loan, a Term B Loan or a New Term Loan.

            "Threshold Amount" means $25,000,000.

            "Total Debt" means, without duplication, (a) total Indebtedness of Holdings and its Subsidiaries at the time of determination less (b) Indebtedness of the type described in clause (c) of the definition of "Indebtedness" in respect of Surety Instruments under which Holdings or any of its Subsidiaries has only an unmatured payment obligation determined at such time less

(c) Indebtedness of the type described in clauses (g) and (h) of the definition of "Indebtedness" in respect of Indebtedness at such time described in clause
(b) above.

            "Total Debt Ratio" means for any Measurement Period the ratio of

            (a) the sum of (i) the aggregate outstanding principal amount of all Total Debt (other than Revolving Credit Loans) outstanding on the last day of such Measurement Period plus (ii) without duplication, the aggregate outstanding amount of any indebtedness for borrowed money of any Receivables Subsidiary pursuant to any Qualified Receivables Transaction as of the last day of such Measurement Period plus (iii) the quotient of
      (A) the sum of the aggregate outstanding principal amount of all Revolving Credit Loans outstanding on the last day of each of the twelve fiscal months during such Measurement Period divided by (B) 12, to

            (b) EBITDA of Holdings for such Measurement Period.

            "Total Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

            "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

            "Transaction" means, collectively, (a) the issuance and sale of the New Subordinated Notes, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the New Subordinated Notes Documents to which they are or are intended to be a party, (c) the refinancing of outstanding Indebtedness of the Borrower and the other Loan Parties in respect of the Prior Subordinated Notes and the Existing Credit Agreement and the termination of all commitments with respect thereto, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

            "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." mean the United States of America.

            "Unreimbursed Amount" has the meaning specified in Section
2.03(c)(i).

            "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" means with respect to any Person in which (other than directors' qualifying shares or due to native ownership requirements) 100% of the Voting Interests in such Person of each class is owned beneficially and of record by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

            1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

            1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

            1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

            1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the "Spot Rate" for a currency means the rate quoted to the Administrative Agent by a nationally recognized currency market participant (which may include Bank of America) as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that if the terms of any Swap Contract conflict with the terms of this Section 1.07 then the terms of such Swap Contract shall control.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

            2.01 The Loans. (a) The Term A Borrowing. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term A Lender's Term A Commitment. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            (b) The Term B Borrowing. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term B Lender's Term B Commitment. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

            (c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings at such time shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender's Revolving Credit Commitment. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

            2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term A Borrowing, each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written

Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan shall only be a Base Rate Loan and may not be converted to a Eurodollar Rate Loan.

            (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term A Loans, Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.

During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

            (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect.

            2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with
Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings at such time shall not exceed the Revolving Credit Facility at such time, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations at such time shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii) The L/C Issuer shall not issue any Letter of Credit if:

            (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

            (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

            (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

            (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

            (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

            (C) except to the extent set forth in Section 2.03(m), such Letter of Credit is to be denominated in a currency other than Dollars;

            (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

            (E) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

            (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

            (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
(D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-renewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-renewal Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

            (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit, to the extent the Borrower has received notice that such payment is to be made by 1:00 pm on such date or, in the event such notice is received after 1:00 pm on such date by no later than 12:00 pm on the next succeeding Business Day (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Credit Lender's Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Revolving Credit Lender shall upon any notice pursuant to
Section 2.03(c)(i) make funds available to the Administrative Agent in Dollars for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolving Credit Lender

(through the Administrative Agent) with respect to any amounts owing under this
Section 2.03(c)(vi) shall be conclusive absent manifest error.

            (d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such

      Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

            The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g) Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer.

            (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

            (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06 (and Section 2.03(m) in the case of Non-Dollar Letters of Credit). Letter of Credit Fees shall be (A) computed on a quarterly basis in arrears and (B) due and payable on the first Business Day after the end of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the

Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

            (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Administrative Agent Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

            (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

            (m) Non-Dollar Letters of Credit. The Borrower, the Administrative Agent, the L/C Issuer and all of the Lenders (a) agree that, upon the request of the Borrower, the L/C Issuer may (in its sole discretion) issue Letters of Credit ("Non-Dollar Letters of Credit") in currencies other than Dollars and (b) further agree as follows with respect to such Non-Dollar Letters of Credit:

            (i) The Borrower agrees that its reimbursement obligation under
      Section 2.03(c) and any resulting L/C Borrowing in each case in respect of a drawing under any Non-Dollar Letter of Credit, (i) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment) and (ii) shall bear interest at a rate per annum equal to the sum of the Overnight Rate plus the Applicable Rate for Eurodollar Rate Revolving Credit Loans plus 3% for each day from and including the Honor Date to but excluding the date such obligation is paid in full; provided that that any payment received after 3:00 p.m. on any day shall be deemed received on the following Business Day.

            (ii) Each Lender agrees that its obligation to make Revolving Credit Loans under Section 2.03(c) and to make L/C Advances for any unpaid reimbursement obligation or L/C Borrowing in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment) (and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate plus, beginning on the third Business Day after such amount was due, the Applicable Rate for Eurodollar Rate Revolving Credit Loans as in effect from time to time).

            (iii) For purposes of determining whether there is availability for the Borrower to request, continue or convert any Loan, or request, extend or increase the face amount of any Letter of Credit, the Dollar Equivalent of the Outstanding Amount of each Non-Dollar Letter of Credit shall be calculated on the date such Loan is to be made, continued or converted or such Letter of Credit is to be issued, extended or increased.

            (iv) For purposes of determining (A) the amount of the unused portion of the Revolving Credit Commitments under Section 2.09(a), (B) the letter of credit fee under Section 2.03(i) and (C) the letter of credit fronting fee under Section 2.03(j), the Dollar Equivalent of the Outstanding Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the stated amount of such Non-Dollar Letter of Credit, (2) the date of any payment by the L/C Issuer in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last day of each calendar month and (4) each day on which the aggregate amount of the Revolving Credit Commitments and/or L/C Commitment is reduced.

            (v) If, on the last day of any calendar month or any day on which the aggregate amount of the Revolving Credit Commitments and/or L/C Commitment is reduced, the sum of the Outstanding Amount of all Revolving Credit Loans plus the Outstanding Amount of all Letters of Credit plus the Outstanding Amount of all Swingline Loans (valuing the Outstanding Amount of, and all reimbursement obligations and L/C Borrowings of the Borrower in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the aggregate amount of the Revolving Credit Commitments, then the Borrower will immediately eliminate such excess by prepaying Revolving Credit Loans or Swingline Loans and/or causing one or more Letters of Credit to be reduced or terminated.

            (vi) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Non-Dollar Letter of Credit in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the L/C Issuer could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, the L/C Issuer or any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of the applicable Non-Dollar Letter of Credit (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the L/C Issuer of any sum adjudged to be so due in the Judgment Currency, the L/C Issuer may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the L/C Issuer in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the L/C Issuer or the Lender to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the L/C Issuer in such currency, the L/C Issuer agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

            (vii) For purposes of this Section, "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the London Branch of Bank of America to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day (or on which dealings are not carried on in the applicable offshore interbank market) shall be the Overnight Rate for the immediately preceding Business Day.

            2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and
(ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender's Revolving Credit Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this
Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

            (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and
(ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

            (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

            (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender's Applicable Revolving Credit

Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

            (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

            2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m.
(1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied (x) ratably to the Term A Facility and the Term B Facility and (y) to the principal repayment installments thereof on a pro-rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

            (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (b) Mandatory. (i) If Holdings or any of its Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a) through (i) and (l), (m) and (n)) which in the aggregate results in the realization by Holdings or such Subsidiary of Net Cash Proceeds (determined as of the date of such Disposition, whether or not such Net Cash Proceeds are then received by Holdings or such Subsidiary), in excess of the lesser of $15,000,000 and 10% of Consolidated Net Tangible Assets (as defined in the New Subordinated Notes Indenture), determined as of the last day of the most recent fiscal quarter for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared, in any fiscal year, the Borrower shall prepay, within 180 days of the date of the subject Disposition, an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom (or, in the case of a Disposition permitted by Section 7.05(k), 50% of the first $200,000,000 of Net Cash Proceeds therefrom and 100% of all Net Cash Proceeds in excess of $200,000,000 received therefrom); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i) (other than Dispositions pursuant to Section 7.05(k)), at the option of the Borrower, and as an alternative to the prepayment requirement set forth in this Section 2.05(b)(i), Holdings or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in fixed or capital assets to be used in the business of the Borrower and its Subsidiaries so long as such Net Cash Proceeds are used or committed to be so used within 12 months after the Disposition giving rise to the obligations under this Section 2.05.

            (ii) Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on the date of receipt thereof by Holdings or such Subsidiary if received prior to 11:00 a.m. on a Business Day and otherwise on the next Business Day; provided that this provision shall only apply to Indebtedness of Holdings that is of the type described in clause (a) of the definition of "Indebtedness" and exceeds $25,000,000 in the aggregate outstanding at any time.

            (iii) Within 30 days after any Disposition (including by way of merger or consolidation) by a Loan Party or any of their respective Subsidiaries of any of the Equity Interests in any such Loan Party's Subsidiaries to a Person other than a Loan Party or any of their respective Subsidiaries, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds of such Disposition.

            (iv) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans and Swing Line Loans and Unreimbursed Amounts and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time.

            (v) Each prepayment of Loans pursuant to this Section 2.05(b) shall be applied, first, ratably to each of the Term A Facility and the Term B Facility (subject to Section 2.05(c)) and to the principal repayment installments thereof on a pro rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.05(b).

            (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.05(b), first, shall be applied ratably to the Unreimbursed Obligations and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i),
(ii), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all Unreimbursed Obligations, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.06(b)(iii). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

            (c) Term B Opt-out. With respect to any prepayment of the Term B Facility pursuant to Section 2.05(a) or (b), any Term B Lender, at its option, to the extent that any Term A Loans are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Term B Facility, the amount of the prepayment that is available to prepay the Term B Loans (the "Prepayment Amount") shall be deposited in a Cash Collateral Account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall give written notice to the Term B Lenders of the amount available to prepay the Term B Loans and the date on which such prepayment shall be made (the "Prepayment Date"), which date shall be 10 days after the date of such receipt. Any Lender declining such prepayment (a "Declining Lender") shall give written notice to the Administrative Agent by 11:00 a.m. (Charlotte, North Carolina time) three Business Days immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term B Lenders other than the Declining Lenders (such Lenders being the "Accepting Lenders") to prepay Term B Loans owing to such Accepting Lenders shall be withdrawn from the applicable Cash Collateral Account and applied ratably to prepay Term B Loans owing to such Accepting Lenders in the manner described in Section 2.05(a) or (b), as applicable, for such prepayment. Any amounts that would otherwise have been applied to prepay Term B Loans owing to Declining Lenders shall instead be applied ratably to prepay the Term A Loans in the manner described in Section 2.05(a) or (b), as applicable, for such prepayment.

            2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility.

            (b) Mandatory. (i) The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the date of the Term A Borrowing.

            (ii) The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing.

            (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(i), (ii), (iii) or (iv) by an amount equal to the applicable Reduction Amount.

            (iv) If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

            (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the unused Revolving Credit Commitment under this Section 2.06. Upon any reduction of the unused Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender's Applicable Revolving Credit Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

            2.07 Repayment of Loans. (a) Term A Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

      Date           Amount
----------------  -----------
July 28, 2006     $ 2,812,500
October 27, 2006    2,812,500
January 26, 2007    2,812,500
April 27, 2007      2,812,500
July 27, 2007       5,625,000
October 26, 2007    5,625,000
January 25, 2008    5,625,000
April 25, 2008      5,625,000
July 25, 2008       8,437,500
October 24, 2008    8,437,500
January 23, 2009    8,437,500
May 1, 2009         8,437,500
July 31, 2009      11,250,000
October 30, 2009   11,250,000
January 29, 2010   11,250,000
April 30, 2010     11,250,000
July 30, 2010     112,500,000

October 29, 2010  112,500,000
Maturity Date     112,500,000

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

            (b) Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

      Date            Amount
----------------   -----------
July 29, 2005      $   375,000
October 28, 2005       375,000
January 27, 2006       375,000
April 28, 2006         375,000
July 28, 2006          375,000
October 27, 2006       375,000
January 26, 2007       375,000
April 27, 2007         375,000
July 27, 2007          375,000
October 26, 2007       375,000
January 25, 2008       375,000
April 25, 2008         375,000
July 25, 2008          375,000
October 24, 2008       375,000
January 23, 2009       375,000
May 1, 2009            375,000
July 31, 2009          375,000
October 30, 2009       375,000
January 29, 2010       375,000
April 30, 2010         375,000
July 30, 2010          375,000
October 29, 2010       375,000
January 28, 2011       375,000
April 29, 2011         375,000
July 29, 2011       47,000,000
October 28, 2011    47,000,000
Maturity Date       47,000,000

provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

            (c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

            (d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

            2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

            2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

            (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable

      Revolving Credit Percentage, a commitment fee equal to the Applicable Commitment Fee Percentage times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans (but Swing Line Loans shall not be included for purposes of computing such Outstanding Amount under this Section 2.09(a)) plus (ii) the Outstanding Amount of L/C Obligations; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in
      Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July -- and October, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

            (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) The Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in the Administrative Agent Fee Letter in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (set forth in the Register) shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

            2.12 Payments Generally; Administrative Agent's Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

            (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

(A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

            (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

            (f) Insufficient Payment. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.

            2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof of the applicable Facility as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

            Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

            2.14 Increase in Term Loans. (a) Request for New Term Loans. Provided there exists no Default, upon notice to the Administrative Agent, the Borrower may from time to time request that BAS act as sole lead arranger in arranging an increase in the term loans, each in the form of a new term loan (a "New Term Loan"), by an aggregate amount (for all such requests) not to exceed $500,000,000; provided that (i) no New Term Loan shall have any earlier amortization or maturity date, or any proportionally greater amortization payment than those with respect to any outstanding Term A Loan or Term B Loan,
(ii) any such request for an increase shall be in a minimum amount of $50,000,000, (iii) the Borrower may make a maximum of five such requests, (iv) the New Term Loans shall constitute "Loans" for all purposes of the Loan Documents, (v) the Loan Documents, including, without limitation, Sections 2.05, 2.06, 2.13 and 11.01 and all necessary related definitions of this Agreement are amended to include the New Term Loans in a manner comparable to the other Term Loans, as applicable, and (vi) such increase is on the same terms and conditions as those set forth in this Agreement, except as set forth above in this sentence.

            (b) Proposed Lenders. Any proposed New Term Loan may be requested from existing Lenders, new prospective Lenders who are Eligible Assignees or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, BAS in consultation with the Borrower.

            (c) Technical Amendments. The Administrative Agent shall promptly notify the Borrower and the Lenders of the amount and effective date (the "Increase Effective Date") of any New Term Loan. In connection with any New Term Loan, this Agreement and the other Loan Documents may be amended in a writing executed and delivered by the Borrower and the Administrative Agent to reflect any technical changes necessary to give effect to such New Term Loan in accordance with its terms as set forth herein, which may include the addition of such New Term Loan as a separate facility and the inclusion of any such separate facility in the provisions relating to mandatory prepayments set forth in
Section 2.05(b) and to sharing set forth in Section 2.13 in a manner consistent with the treatment hereunder of the corresponding existing facility.

            (d) Conditions to Effectiveness of New Term Loan. As a condition precedent to any New Term Loan, the Borrower shall deliver to the Administrative Agent (x) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such New Term Loan, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.14, the representations and warranties contained in clauses (a) and
(b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (B) no Default exists and (y) all deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments or any amendment or modification of any thereof, as, the Administrative Agent may reasonably request, subject to the limits of Section 6.12, from time to time in order to reflect such New Term Loan.

            (e) Conflicting Provisions. This Section shall supersede any provisions in Section 11.01 to the contrary.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or Holdings hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Holdings, as the case may be, shall make such deductions and (iii) the Borrower or Holdings, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower and Holdings. Without limiting the provisions of subsection (a) above, the Borrower and Holdings shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower and Holdings. The Borrower and Holdings shall, jointly and severally, indemnify the Administrative Agent, each Lender and the L/C Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount payable to the Person making a claim hereunder shall be delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer and such certificate shall be prima facie evidence thereof. Neither the Borrower nor Holdings shall have any liability for any claim that is attributable to any period of time occurring more than 180 days prior to the date of any certificate delivered pursuant to the preceding sentence; provided, that if the event or circumstance giving rise to any payment is retroactive, the 180-day period referred to above will be extended to include the period of retroactive effect of the event or circumstance giving rise to such payment.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or Holdings, as the case may be, to a Governmental Authority, the Borrower or Holdings, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or Holdings, as the case may be, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, Holdings or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, Holdings or the Administrative Agent as will enable the Borrower, Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower or Holdings, as the case may be, is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower, Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower or Holdings within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings, as the case may be, or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or

Holdings under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, Holdings or any other Person.

            3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

            3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

            3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

            (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

            (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the basis of and the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be prima facie evidence thereof. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Neither the Borrower or Holdings shall be required to make any payment to any Person pursuant to this Section which is attributable to any period of time occurring more than 180 days prior to the date of any certificate delivered pursuant to this Section; provided that if the event or circumstance giving rise to any payment is retroactive, the 180-day period referred to above will be extended to include the period of retroactive effect of the event or circumstance giving rise to such payment.

            (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

            (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

            3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

but excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and
(ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

            3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

            4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
      Lenders:

                  (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) a security agreement, in substantially the form of
            Exhibit G (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Equity
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) proper Financing Statements in form appropriate for
                  filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other actions,
                  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, and

                        (E) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

                  (iv) an intellectual property security agreement, in
            substantially the form of Exhibit E to the Security Agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the "Intellectual Property Security Agreement"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

                  (v) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of the secretary of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vi) such documents and certifications as the Administrative
            Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (vii) a favorable opinion of Gibson, Dunn & Crutcher LLP,
            counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit J-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (viii) a favorable opinion of internal counsel to the Loan
            Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit J-2 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (ix) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (x) a certificate signed by a Responsible Officer of the
            Borrower certifying (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished under or in connection with this Agreement, are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) no Default exists or would result from the Credit Extensions to be made on the Closing Date or from the application of the proceeds thereof, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (xi) a certificate attesting to the Solvency of each Loan
            Party before and after giving effect to the Transaction, from the Chief Financial Officer or the treasurer of the Borrower;

                  (xii) certified copies of each of the New Subordinated Notes
            Indenture and New Subordinated Notes, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request; and

                  (xiii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released.

            (b) All fees required to be paid to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date shall have been paid.

            (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

            (d) The Closing Date shall have occurred on or before February 28, 2005.

            (e) The Borrower shall have issued the New Subordinated Notes and delivered the proceeds thereof to the trustee as partial repayment of substantially all of the Prior Subordinated Notes.

Without limiting the generality of the provisions of Sections 9.04 and 11.01, for purposes of determining compliance with the conditions specified in this
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

            5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (except, with respect to any Subsidiary that is not a Material Subsidiary or a Guarantor, where the failure to be so duly organized or formed, validly existing and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its

Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

            5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for such authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and except for the filing of documents required to be delivered pursuant to the terms of Sections 4.01 and 6.19. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

            5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP to be shown on such financial statements.

            (b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated October 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) The consolidated forecasted balance sheet, statements of income and cash flows of Holdings and its Subsidiaries delivered pursuant to Section
4.01 or 6.01(c) were prepared in good faith on the basis of assumptions that Holdings and senior management believed to be reasonable at the time of delivery of such forecasts; provided that it is understood that such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, and that no assurance can be given that such forecasts will be realized.

            5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Borrower and Holdings, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the "Disclosed Litigation"), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described in Schedule 5.06.

            5.07 No Default. Neither the Borrower, Holdings nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

            5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto other than with respect to any Lien the existence of which would not be reasonably likely to have a Material Adverse Effect. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

            (c) Schedule 5.08(c) sets forth, as of the date hereof, a complete and accurate list of all real property owned by each Loan Party and each of its Material Domestic Subsidiaries, showing as of the date hereof the street address and the description thereof. Each Loan Party and each of its Material Domestic Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Material Domestic

Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents and such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect.

            (d) Schedule 5.08(d) sets forth, as of the date hereof, a complete and accurate list of all leases of real property under which any Loan Party or any Material Subsidiary of a Loan Party is the lessee, showing the material terms thereof to the reasonable satisfaction of the Administrative Agent.

            (e) Schedule 5.08(e) sets forth, as of the date hereof, a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            5.09 Environmental Compliance. (a) All facilities and property (including underlying groundwater) owned or leased by each Loan Party and each of their respective Subsidiaries are in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

            (b) There are no pending or, to the best of its knowledge, threatened Environmental Claims against any Loan Party or any of their respective Subsidiaries, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect.

            (c) There have been no Releases of Hazardous Materials at, on or under any property now or, to the best of its knowledge, previously owned or leased by any Loan Party or any of their respective Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

            (d) Each Loan Party and each of their respective Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect.

            (e) No property now or, to the best of its knowledge, previously owned or leased by any Loan Party and each of their respective Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA or any similar state law, or, to the best of its knowledge, is on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

            (f) To the best of its knowledge, no Loan Party nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against such Loan Party or

Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have a Material Adverse Effect.

            5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

            5.11 Taxes. Holdings, the Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. The Tax Sharing Agreement and the Tax Separation Agreement are the only agreements among the Loan Parties regarding tax sharing, tax reimbursement or tax indemnification.

            5.12 ERISA Compliance. (a) Except as specifically disclosed in
Schedule 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. To its best knowledge, nothing has occurred which would cause any Plan which is intended to qualify under Section 401(a) of the Code to fail to be so qualified. Each of the Loan Parties and each of their respective ERISA Affiliates has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made within the last five years with respect to any Plan.

            (b) Except as specifically disclosed in Schedule 5.12, there are no pending or, to the best of its knowledge, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; and (iii) except as specifically disclosed in Schedule 5.12, neither any Loan Party nor any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any material liability to the PBGC under Title IV of ERISA with respect to any Pension Plan.

            5.13 Subsidiaries; Equity Interests; Loan Parties. As of the date hereof, each Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part
(a)
of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Each Loan Party has, as of the date hereof, no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

            5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

            (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

            5.15 Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in the Information Memorandum or any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents, considering each of the foregoing in the context in which it was made and together with all other representations, warranties and written statements theretofore furnished by such Loan Party to the Agents and the Lenders in connection with the Loan Documents and in the context of all publicly available information concerning the Loan Parties, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; provided that the Borrower's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Borrower believed to be reasonable as of the date such material was prepared (it being understood that the projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the projections will be realized).

            5.16 Compliance with Laws. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.17 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for IP Rights the failure of which to own or be licensed or otherwise have the right to use would not reasonably be likely to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person except for any infringement that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.18 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

            6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated Statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of Holdings' fiscal year then ended and consolidated statements of cash flows for the portion of Holdings' fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

            (c) no later than 60 days after the end of each fiscal year of Holdings, forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year accompanied by a certificate of a Responsible Officer of the Borrower to the effect that (i) such projections were prepared by in good faith, (ii) the Borrower has a reasonable basis for the assumptions contained in such projections and
      (iii) such projections have been prepared in accordance with such assumptions.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Sections 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

            6.02 Certificates; Other Information. Deliver to the Administrative Agent (which shall provide copies to each Lender):

            (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

            (c) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (d) promptly after the furnishing thereof, copies of any written statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries with an aggregate principal amount in excess of the Threshold Amount and otherwise delivered pursuant to the terms of the indenture, loan or credit or similar agreement governing such debt securities and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

            (e) promptly after the assertion or occurrence thereof, notice of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case, that could reasonably be expected to have a Material Adverse Effect;

            (f) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

            Documents required to be delivered pursuant to Section 6.01(a) or
(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent, including without limitation any Platform); provided that:
(i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests in writing the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent of the posting of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" by the Borrower are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the

Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" by the Borrower as being suitable only for posting on a portion of the Platform not designated "Public Investor." In connection with the foregoing, each party hereto acknowledges and agrees that the foregoing provisions are not in derogation of their confidentiality obligations under Section 11.07 hereof. In addition, each party hereto acknowledges and agrees that no person shall be granted access to the Platform without having agreed to an electronic or written confidentiality undertaking or agreement that complies with the requirements of Regulation FD promulgated under the Securities Laws.

            6.03 Notices. Promptly notify the Administrative Agent and each
Lender:

            (a) of the occurrence of any Default;

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof where such breach, non-performance or default could reasonably be expected to have a Material Adverse Effect;
      (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority where the dispute, litigation, investigation, proceeding or suspension involves a claim in excess of the Threshold Amount or that could reasonably be expected to have a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws and where such litigation or proceeding involves a claim in excess of the Threshold Amount or could reasonably be expected to have a Material Adverse Effect;

            (c) of the occurrence of any ERISA Event;

            (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

            (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i) and (B) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii).

            Each notice pursuant to Section 6.03(a), (b), (c) or (d) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

            6.04 Intentionally Omitted.

            6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except with respect to a Subsidiary that is not a Material Subsidiary or a Loan Party; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

            6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

            6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

            6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries (subject to normal adjustments at the end of fiscal periods) in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

            6.10 Inspection Rights. Permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

            6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

            6.12 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Material Domestic Subsidiaries by any

Loan Party, or if an existing Subsidiary becomes a Material Domestic Subsidiary (other than, in any such case, a Material Domestic Subsidiary that is held directly or indirectly by a CFC), and subject in each case to the provisions of
Section 6.12(e) hereof, then the Borrower shall, at the Borrower's expense:

            (i) except during a Guaranty Release Period, within 15 days after such formation or acquisition, cause such Material Domestic Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), unless such parent is a CFC, a Material Domestic Subsidiary that is held directly or indirectly by a CFC, a Receivables Subsidiary or a Special Purpose Vehicle, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

            (ii) except if the Collateral Release Date has occurred, within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Material Domestic Subsidiary, in detail satisfactory to the Administrative Agent,

            (iii) except if the Collateral Release Date has occurred, within 20 days after such formation or acquisition, cause such Material Domestic Subsidiary and each direct and indirect parent of such Material Domestic Subsidiary (if it has not already done so), unless such parent is a CFC, a Material Domestic Subsidiary that is held directly or indirectly by a CFC, a Receivables Subsidiary or a Special Purpose Vehicle, to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Material Domestic Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Material Domestic Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties (excluding therefrom the Equity Interests in any CFC, a Material Domestic Subsidiary that is held directly or indirectly by a CFC, Receivables Subsidiary or Special Purpose Vehicle), provided, that (A) there shall be no obligation to deliver mortgages or similar instruments in respect of
      (1) any leasehold interests of such Material Domestic Subsidiary or (2) any fee simple property of such Material Domestic Subsidiary, unless such fee simple property has a fair market value in excess of $5,000,000,

            (iv) except if the Collateral Release Date has occurred, within 35 days after such formation or acquisition, cause such Material Domestic Subsidiary and each direct and indirect parent of such Material Domestic Subsidiary (if it has not already done so), unless such parent is a CFC, a Material Domestic Subsidiary that is held directly or indirectly by a CFC, a Receivables Subsidiary or a Special Purpose Vehicle, to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this
      Section 6.12, enforceable against all third parties in accordance with their terms,

            (v) except if the Collateral Release Date has occurred or during any Guaranty Release Period, within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

            (vi) except if the Collateral Release Date has occurred, as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of fee simple real property owned or held by such Material Domestic Subsidiary with a fair market value in excess of $5,000,000, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

            (b) Except if the Collateral Release Date has occurred, upon the acquisition of any fee simple real property by any Loan Party having a fair market value in excess of $5,000,000 for any individual item of acquired property, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower's expense:

            (i) within 10 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

            (ii) within 20 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, mortgages, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

            (iii) within 35 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

            (iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

            (v) as promptly as practicable after any acquisition of such fee simple real property (subject to the limitations described in the introductory paragraph of this clause (b), deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

            (c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower's expense:

            (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

            (ii) within 15 days after such request, duly execute and deliver, and cause each such Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC) of the Borrower (if it has not already done so) and other than any Receivables Subsidiary or Special Purpose Vehicle, to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such properties,

            (iii) within 30 days after such request, take, and cause each such Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC) and other than any Receivables Subsidiary or Special Purpose Vehicle to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

            (iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request,

            (v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Borrower and its Subsidiaries, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

            (vi) cause each financial institution at which Holdings, the Borrower or any Material Domestic Subsidiary of the Borrower or Holdings maintains any deposit account or other similar account with a balance in excess of $5,000,000 to deliver to the Administrative Agent and the Borrower a written agreement in form and substance satisfactory to the Administrative Agent by each such financial institution pursuant to which such financial institution agrees to, among other things, comply with the instructions originated by the Administrative Agent directing the disposition of funds in any such account without the further consent of Holdings, the Borrower or any Material Domestic Subsidiary and put customary lockbox arrangements into place with respect to its deposit accounts or other similar accounts to the extent requested by the Administrative Agent.

            (d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements in each case as contemplated by this Section 6.12.

            (e) Notwithstanding any provision of this Section 6.12 or any other provision of this Agreement or any other Loan Document to the contrary, no Receivables Subsidiary or Special Purpose Vehicle shall be required to guaranty any of the Obligations or grant any liens on any of its assets with respect thereto. In addition, no Equity Interests of the Borrower or any Subsidiary of the Borrower in any Receivables Subsidiary or Special Purpose Vehicle shall be required to be pledged to secure the Obligations of the Borrower or any such Subsidiary of the Borrower.

            6.13 Compliance with Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to:

            (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except in each case where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (b) promptly notify the Administrative Agent and provide copies to the Administrative Agent of all written Environmental Claims, and act in a diligent and prudent fashion to address such Environmental Claims, including Environmental Claims that allege that the Borrower or any of its Subsidiaries is not in compliance with Environmental Laws, except for Environmental Claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

            (c) provide such information (including, without limitation, environmental assessment or audit reports) and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 6.13.

            6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' (in each case, other than any CFC, a Material Domestic Subsidiary that is held directly or indirectly by a CFC, a Receivables Subsidiary or a Special Purpose Vehicle) properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents,
(iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

            6.15 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            6.16 Cash Collateral Accounts. Maintain, and cause each of the other Loan Parties to maintain, all Cash Collateral Accounts with Bank of America or another commercial bank located in the United States, which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of the Security Agreement.

            6.17 Designation as Senior Debt. Designate all Obligations as "Designated Senior Indebtedness" under, and defined in, the Subordinated Notes Documents and all supplemental indentures thereto.

            6.18 Collateral Release; Guaranty Release. (a) Upon the Collateral Release Date, so long as no Default or Event of Default shall have occurred and be continuing and a Responsible Officer of the Borrower shall have certified to the Administrative Agent in writing (i) the occurrence of the Collateral Release Date and (ii) the absence of any Default or Event of Default, the Administrative Agent agrees to release the security interests and liens of the Administrative Agent and the other Secured Parties; provided that the Guaranty of each Loan Party of the Obligations pursuant to the Loan Documents shall remain in effect on and after the Collateral Release Date unless the criteria set forth in the definition of "Guaranty Release Period" shall have been satisfied and a Responsible Officer of the Borrower shall have so certified in writing to the Administrative Agent. From and after the Collateral Release Date, the Administrative Agent shall execute and deliver, at the Borrower's expense, all documents or other instruments that the Borrower shall reasonably request to evidence the termination and release of the relevant security interests and shall, if applicable, return all Collateral in their possession to the Borrower or other applicable Loan Party.

            (b) Upon the commencement of a Guaranty Release Period, so long as no Default or Event of Default shall have occurred and be continuing and a Responsible Officer of the Borrower shall have certified to the Administrative Agent in writing (i) the commencement of a Guaranty Release Period and (ii) the absence of any Default or Event of Default, the Administrative Agent agrees to release the Guaranty and execute and deliver, at the Borrower's expense, all documents or other instruments that the Borrower shall reasonably request to evidence the termination and release of the Guaranty.

            (c) Upon the termination of any Guaranty Release Period, the provisions of Section 6.18(b) shall no longer apply (until the commencement of a subsequent Guaranty Release Period). Promptly upon the request of the Administrative Agent following the termination of any Guaranty Release Period, the Loan Parties shall execute any and all documents and instrument, and take all such actions that may be required under applicable law or that the Administrative Agent shall reasonably request, to reinstate such Guaranty and to cause the requirements set forth in Section 4.01(a)(v) and Section 6.12 (to the extent relating to guaranties) to be satisfied, all at the expense of the Loan Parties.

            6.19 Post-Closing Obligations.

            Deliver as promptly as practical after the date hereof, but in any event, no later than 120 days after the initial Credit Extension:

            (a) deeds of trust, trust deeds and mortgages, in substantially the form of Exhibit H (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties identified to be mortgaged specified on Schedule 5.08(c) (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 6.12, in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

            (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

            (ii) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

            (iii) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

            (iv) evidence of the insurance required by the terms of the Mortgages,

            (v) such other consents, agreements, and confirmations of third parties as the Administrative Agent may reasonably deem necessary of desirable and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

            (b) favorable opinions of in-house or local counsel to the Loan Parties in the jurisdiction where Mortgages are to be recorded as to certain corporate matters relating to the mortgages in substantially the form of Exhibit J-3; and

            (c) favorable opinions of local counsel to the Loan Parties in jurisdictions where the Mortgages are to be recorded, as to the enforceability and perfection of the Mortgages and any related fixture filings, substantially in the form of Exhibit J-4.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, and solely in the case of Sections
7.12 and 7.17, Holdings shall not:

            7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

            (a) Liens pursuant to any Loan Document or Secured Hedge Agreement;

            (b) (i) Liens existing on the date hereof and listed on Schedule 5.08(b) securing Indebtedness or other obligations outstanding on such date and (ii) any Lien on the property of any of the Loan Parties or any Subsidiaries thereof in existence as of the date hereof that could not reasonably be expected to have a Material Adverse Effect;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided that no notice of lien has been filed or recorded under the Code;

            (d) growers', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

            (f) Liens on property of the Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) easements, rights-of-way, restrictions, municipal, building and zoning ordinances and other similar encumbrances or other irregularities affecting real property that were not incurred in connection with and do not secure any Indebtedness, and which are incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money or judicial attachment Liens, in either case not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i) (x) Liens securing Indebtedness permitted under Section 7.02(j); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or, if applicable, subject to such Capitalized Lease and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, (y) Liens on property Disposed of pursuant to a Sale/Leaseback Transaction permitted under Section 7.05(f); provided that such Liens shall cover only the property subject to such Sale/Leaseback Transaction and the amount of Indebtedness secured thereby shall not exceed $45,000,000 and (z) Liens with respect to Synthetic Lease Obligations permitted under Section 7.15, so long as such Liens attach only to property subject to such Synthetic Lease Obligations;

            (j) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

            (l) Liens under the Permitted Security Agreements;

            (m) Liens on Receivables Program Assets securing Indebtedness or other obligations incurred pursuant or with respect to a Qualified Receivables Transaction;

            (n) Permitted Encumbrances;

            (o) leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purposes;

            (p) other Liens securing Indebtedness or other obligations outstanding in an aggregate amount not to exceed $35,000,000 at any time; and

            (q) the replacement, extension or renewal of any Lien referred to in clauses (a) through (p) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness or other obligations secured thereby.

            7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness in respect of Swap Contracts incurred in the ordinary course of business for the purpose of hedging business risks and not for speculative purposes;

            (b) (i) Indebtedness evidenced by the Existing Subordinated Notes and the New Subordinated Notes, including, to the extent the same guarantors also remain Guarantors in respect of the Obligations, the guarantees thereof and (ii) Indebtedness evidenced by the Prior Subordinated Notes not in excess of 3% of the original aggregate principal amount thereof including, to the extent the same guarantors also remain Guarantors in respect of the Obligations, the guarantees thereof;

            (c) Indebtedness of the Borrower or any Subsidiary of the Borrower in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

            (d) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or in connection with judgments that do not result in a Default or Event of Default;

            (e) Indebtedness owed to the Borrower or a Wholly-Owned Subsidiary of the Borrower by a Loan Party or any Subsidiary thereof, which Indebtedness shall (i) if owed to the Borrower or another Loan Party, constitute "Pledged Debt" under the Security Agreement and (ii) be otherwise permitted under the provisions of Section 7.03; provided that the aggregate amount of such Indebtedness owed by Foreign Subsidiaries of the Borrower to the Loan Parties shall not exceed $50,000,000 at any time outstanding;

            (f) Indebtedness under the Loan Documents;

            (g) Indebtedness outstanding on the date hereof and listed on
      Schedule 7.02 ("Surviving Debt");

            (h) any refinancings, repurchases, refundings, renewals or extensions of any Subordinated Notes, Surviving Debt or Permitted Junior Indebtedness, including, in each case, any Guarantees thereof; provided that (i) the amount of such Indebtedness does not result in an increase in the aggregate principal amount thereof (plus the amount of any premium paid in respect of such Indebtedness in connection with any such refinancing, repurchase, refunding, renewal or extension and plus the amount of reasonable expenses incurred by Holdings and its Subsidiaries in connection therewith), (ii) such Indebtedness does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced, repurchased, refunded, renewed or extended, and (iii) such Indebtedness does not have a final maturity earlier than the final maturity of the Indebtedness being refinanced, repurchased, refunded, renewed or extended; provided, further that (x) if the Indebtedness being refinanced, repurchased, refunded, renewed or extended is solely Indebtedness of the Borrower, then the Indebtedness incurred to refinance, repurchase, refund, renew or extend such Indebtedness shall be Indebtedness solely of the Borrower; and (y) if the Indebtedness being refinanced, repurchased, refunded, renewed or extended is subordinate or junior to the Loans and any Guarantee thereof, then the Indebtedness incurred to refinance, repurchased, refund, renew or extend such Indebtedness shall be subordinate to the Loans and any Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being repurchased, refinanced, refunded, renewed or extended;

            (i) (x) Guarantees of the Borrower or any Wholly-Owned Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Wholly-Owned Subsidiary; (y) Indebtedness with respect to Joint Ventures permitted pursuant to Section 7.03(h); and (z) Guarantees and other contingent obligations permitted pursuant to Section 7.03(o);

            (j) Indebtedness in respect of Capitalized Leases, and purchase money obligations for fixed or capital assets or other property acquired in the ordinary course of business within the limitations set forth in
      Section 7.01(i)(x); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding and permitted to be incurred under this Section 7.02(j) shall not exceed $40,000,000;

            (k) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 7.03(i) or 7.03(j), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person's becoming a Subsidiary of the Borrower) and which does not exceed in the aggregate at any one time outstanding $60,000,000;

            (l) Indebtedness incurred in a Sale/Leaseback Transaction permitted under Section 7.05(f);

            (m) additional subordinated Indebtedness, senior subordinated Indebtedness or senior unsecured Indebtedness in an aggregate principal amount not to exceed $300,000,000 with a scheduled maturity date falling no earlier than August 8, 2015 and with no amortization or mandatory prepayments thereof (other than pursuant to contingent mandatory prepayment provisions substantially the same as and not materially more adverse to the Lenders than those contained in the New Subordinated Notes Documents) prior to such date (collectively, "Permitted Junior Indebtedness"); provided that prior to or contemporaneously with the entry by the Borrower or such Subsidiary into any agreement or contract relating thereto, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating pro forma compliance with the covenants set forth in Section 7.10 for the period of four consecutive fiscal quarters ending on the last date of the last completed fiscal quarter immediately preceding the proposed date of incurrence of such Indebtedness (on the assumption that such incurrence of Indebtedness under this clause occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiaries for such period, and including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act except that such pro forma calculations may include operating expense and cost reductions for such period resulting from such transaction which is being given pro forma effect that have been realized or (i) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (ii) with respect to any transactions for which the steps necessary for realization are reasonably expected to be taken within the six month period following such transaction and, in each case, including, but not limited to, (A) reductions in personnel expenses, (B) reductions of costs related to administrative functions, (C) reductions of costs related to leased or owned properties and (D) reductions from the consolidation of operations and streamlining of corporate overhead; provided that, in either case, such adjustments are set forth in an officers' certificate signed by the Borrower's chief financial officer and another Responsible Officer of the Borrower which states (1) the amount of such adjustment or adjustments and (2) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers' certificate at the time of such execution; and

            (n) other unsecured Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

            (o) Indebtedness in respect of Guarantees by the Borrower of Capitalized Leases, operating leases, Sale/Leaseback Transactions, vendor supply contracts or any other Indebtedness, liabilities or other obligations entered into by any Subsidiary of the Borrower which is otherwise permitted by the limitations set forth in Article VII hereof and the limitations set forth in any Subordinated Notes.

      It is understood that any Indebtedness borrowed in a foreign currency shall continue to be permitted under this Section, notwithstanding any fluctuation in the Dollar Amount of such Indebtedness, as long as the outstanding principal balance of such Indebtedness

      (denominated in its original currency) does not exceed the maximum amount of such Indebtedness (denominated in such currency) permitted to be outstanding on the date such Indebtedness was incurred.

            7.03 Investments. Make or hold any Investments, except:

            (a) Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;

            (b) loans and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $15,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

            (c) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in a Loan Party (other than Holdings), (iii) Investments by any Subsidiary in the Borrower, (iv) so long as the Collateral Release Date has not occurred or a Guaranty Release Period is not then in effect, additional Investments by the Borrower in its Domestic Subsidiaries, (v) if the Collateral Release Date has occurred or a Guaranty Release Period is then in effect, additional Investments by the Borrower and its Subsidiaries in its Domestic Subsidiaries made after the Collateral Release Date or during such Guaranty Release Period that do not exceed $50,000,000 in the aggregate at any one time outstanding (exclusive of any Investments made prior to the Collateral Release Date or during any period of time that is not a Guaranty Release Period), (vi) Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties (limited, in the case of Investments in Foreign Subsidiaries, to the amount set forth in the following clause (vii)), and (vii) Investments by Loan Parties and Subsidiaries that are not Loan Parties in Foreign Subsidiaries in an aggregate amount outstanding at any time not to exceed $50,000,000;

            (d) (x) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and (y) Investments received in satisfaction of judgments or pursuant to any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or account debtors;

            (e) Guarantees and Indebtedness permitted by Section 7.02;

            (f) Investments existing on the date hereof and set forth on
      Schedule 5.08(e) and any replacements, renewals or extensions of Guaranties constituting an Investment provided that the amount of any such Guaranty is not increased at the time of such replacement, renewal or extension of such Guaranty except by an amount equal to a reasonable premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses reasonably incurred in connection with such replacement, renewal or extension; provided further that the terms relating to collateral (if any) and subordination (if any) and other material terms taken as a whole in respect of such replacement, renewed or extended Guaranty and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Guaranties being replaced, renewed or extended;

            (g) Investments, payments or advances by the Borrower in Swap Contracts permitted under Section 7.02(a);

            (h) Investments by the Borrower and its Subsidiaries in Joint Ventures; provided that, immediately before and after giving effect to such investment, no Default or Event of Default shall have occurred and be continuing, and the aggregate amount of all investments pursuant to this clause (h) shall not exceed $40,000,000 in the aggregate outstanding at any time;

            (i) Acquisitions; provided that, with respect to each Acquisition made pursuant to this Section 7.03(i):

                  (i) any such newly-created or acquired Subsidiary that is a
            Material Domestic Subsidiary shall comply with the requirements of
            Section 6.12;

                  (ii) the lines of business of the Person to be (or the
            property and assets of which are to be) Acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course or a business substantially related or incidental thereto;

                  (iii) the total consideration for all such Acquisitions
            (including without duplication cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as noncompetition payments and the like but excluding therefrom consideration consisting of Equity Interests of Holdings) does not exceed in the aggregate during the term of this Agreement an amount equal to the sum of (A) $500,000,000 plus (B) an amount equal to the aggregate amount received by the Borrower as capital contributions from Holdings since the date of this Agreement; and

                  (iv) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; (B) immediately after giving effect to such Acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in
            Section 7.10, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby and otherwise on the basis set forth in the definition of EBITDA; and (C) a certificate of a Responsible Officer certifying as to the items set forth in this Section 7.03(i) shall be delivered to the Administrative Agent on or prior to the consummation of the subject Acquisition;

            (j) Investments in Subsidiaries acquired in Acquisitions permitted under Section 7.03(i) that are not Wholly-Owned Subsidiaries; provided that the amount of all such investments, together with the aggregate total consideration paid in connection with all Acquisitions permitted by
      Section 7.03(i) (calculated in the manner set forth in Section 7.03(i)(iii)) does not exceed in the aggregate during the term of this Agreement an amount equal to the sum of (A) $500,000,000 plus (B) an amount equal to the aggregate amount received by the Borrower as capital contributions from Holdings after the date hereof; provided further that all of the other conditions contemplated in Section 7.03(i) are also met with respect to such investment;

            (k) Investments made in connection with Qualified Receivables Transactions;

            (l) Investments made or received as a result of consideration received in connection with a Disposition made in compliance with this Agreement;

            (m) other Investments not exceeding $40,000,000 in the aggregate outstanding at any time;

            (n) endorsements for collection or deposit in the ordinary course of business;

            (o) Guarantees and other contingent obligations in favor of title insurers, arising in connection with the issuance of the Mortgage Policies; and

            (p) Guarantees by the Borrower of Capitalized Leases, operating leases, Sale/Leaseback Transactions, vendor supply contracts or any other Indebtedness, liabilities or other obligations entered into by any Subsidiary of the Borrower which is otherwise permitted by the limitations set forth in Article VII hereof and the limitations set forth in any Subordinated Notes.

For purposes of this Section 7.03 and Section 7.02(k), the amount of any Investment outstanding at any time shall be the total of (x) the original cost of such Investment (meaning the cash amount thereof, if in cash, or the fair market value thereof as determined by the senior management of the Borrower, if in property), without any adjustment for increases or decreases in value or any writeup or writedown with respect to such investment; provided that any Investment in the form of Guarantees shall be valued at the maximum reasonably expected liability thereof, minus (y) an amount equal to the lesser of the return of cash with respect to any such Investment (other than a Guarantee) and the initial amount of such Investment, in either case, less the cost of disposition of such Investment.

            7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default would result therefrom:

            (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party (other than Holdings) is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person or the surviving Person shall become a Guarantor contemporaneously with the consummation of such merger and take or have taken such other action as is necessary or desirable, or as the Administrative Agent may request, to preserve the Liens and continue the perfection thereof with the same priority as granted and provided for in the Collateral Documents;

            (b) any Subsidiary that is a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

            (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets to (i) another Subsidiary which is not a Loan Party or (ii) to a Loan Party for no consideration;

            (d) in connection with any Acquisition permitted under Section 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a Wholly-Owned Subsidiary of the Borrower and (ii) in the case of any such merger or consolidation involving a Subsidiary Guarantor, the Person surviving such merger or consolidation shall be a Subsidiary Guarantor.

            7.05 Dispositions. Make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of equipment or real property to the extent that
      (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

            (d) (i) Dispositions of property by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor and (ii) Dispositions of property by the Borrower to any Loan Party (other than Holdings), provided, that the fair market value of all property disposed of by the Borrower in reliance on this clause (ii) in any fiscal year shall not exceed 10% of Consolidated Net Tangible Assets (as defined in the New Subordinated Notes Indenture), determined as of the last day of the most recent fiscal quarter for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared;

            (e) Dispositions permitted by Section 7.04;

            (f) Dispositions by the Borrower and its Subsidiaries of property pursuant to Sale-Leaseback Transactions, provided that the book value of all property so Disposed of pursuant to this clause (f) shall not exceed $45,000,000 from and after the Closing Date;

            (g) Dispositions of Assets Held for Sale (including by means of a Sale/Leaseback Transaction) for consideration of not less than fair market value of the assets Disposed of;

            (h) non-exclusive licenses of IP Rights in the ordinary course of business;

            (i) leases or subleases of interests in real property of the Borrower or any Subsidiary entered into in the ordinary course of business;

            (j) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05 for fair market value; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate fair market value of all property Disposed of in reliance on this Section 7.05(j) (x) in any fiscal year shall not exceed $20,000,000 and (y) from and after the date hereof shall not exceed $100,000,000 and (iii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary in cash or Cash Equivalents (which determination of cash or Cash Equivalents shall be deemed to include any Designated Noncash Consideration (as defined in the New Subordinated Notes Indenture as in effect as of the date of this Agreement)); provided that up to $10,000,000 per fiscal year in fair market value of property disposed of in reliance on this clause (j) may be disposed of for less than fair market value or for consideration other than 75% cash or Cash Equivalents; provided further that the fair market value of any property disposed of in reliance on this clause (j) for which no portion of the consideration is paid in cash or Cash Equivalents shall not exceed $2,000,000 for any single transaction or series of related transactions; and (iv) the proceeds from any such disposition shall be applied in accordance with Section 2.05(b); and

            (k) the Disposition of Receivables Program Assets in connection with a Qualified Receivables Transaction;

            (l) dispositions of accounts receivable and other rights to payment for collection purposes; and

            (m) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the ordinary course of business.

            7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

            (a) each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

            (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

            (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests up to $50,000,000 in the aggregate with the proceeds received from the substantially concurrent issue of new common Equity Interests;

            (d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may purchase (or may pay a dividend to Holdings to enable Holdings to purchase) (i) Equity Interests in any Loan Party or options with respect to Equity Interests in any Loan Party held by directors, employees or management of Holdings or any of its Subsidiaries (or their estates or authorized representatives) in connection with the death, disability or termination of employment of any such directors, employees or management and (ii) Equity Interests in any Loan Party for the purpose of holding such Equity Interest for future issuance under an employee stock plan; provided that all such payments in the aggregate for clauses
      (i) and (ii) do not exceed $10,000,000 in any fiscal year; provided, further that the amount available in any given fiscal year shall be increased by the excess, if any, of (i) $10,000,000 over (ii) the amount used pursuant to this clause (d) in the immediately preceding two fiscal years;

            (e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may pay dividends to Holdings in an aggregate amount not to exceed the sum of (i) $125,000,000 plus (ii) 50% of Consolidated Net Income of Holdings determined on a cumulative basis from the beginning of fiscal year 2005;

            (f) the Borrower may make payments to Holdings at the times and in the amounts provided for in the Tax Sharing Agreement;

            (g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may pay dividends to Holdings in an aggregate amount not to exceed the amount of proceeds received from the incurrence or issuance of Indebtedness permitted under
      Section 7.02(n), so long as such dividend is paid prior to or within 12 months after the incurrence or issuance of such Indebtedness; and

            (h) the Borrower may make payments to Holdings in amounts not to exceed $2,500,000 per fiscal year to reimburse Holdings for expenses incurred by Holdings in the ordinary course of business.

            7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

            7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms not substantially less favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

            (a) reasonable fees and compensation paid to (including issuances and grant of securities and stock options, employment agreements and stock option and ownership plans for the benefit of), and indemnity provided on behalf of, officers, directors, employees or consultants of Borrower or any Subsidiary of Borrower as determined in good faith by Borrower's Board of Directors or senior management;

            (b) any agreement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders, as determined in good faith by Borrower's Board of Directors, in any material respect than the original agreement as in effect on the Closing Date);

            (c) loans or advances to employees and officers of Borrower and its Subsidiaries to the extent permitted hereby;

            (d) any reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Borrower or a Subsidiary;

            (e) Qualified Receivables Transactions;

            (f) the Tax Sharing Agreement and any payments made pursuant thereto; and

            (g) transactions between or among the Borrower and its Subsidiaries.

            7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(j) or any Synthetic Lease Obligation permitted under Section 7.15 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or such Synthetic Lease Obligation, as the case may be; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. The foregoing restrictions shall not be violated by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents and any other Contractual Obligation in effect on the date hereof, (iii) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of the Borrower or any Subsidiary of the Borrower, (iv) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of the Borrower in the ordinary course of business, (v) customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition (not otherwise prohibited by the Loan Documents) of all or substantially all of the Equity Interests in such Subsidiary, (vi) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture, (vii) the Subordinated Notes Documents as in effect on the date hereof, (viii) any agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement in effect on the date hereof or referred to in clause (i)(B) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable to the Borrower as determined by the Board of Directors of the Borrower in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreement governing the refinanced Indebtedness and (ix) restrictions imposed in connection with Qualified Receivables Transactions.

            7.10 Financial Covenants. (a) Total Debt Ratio. Permit the Total Debt Ratio for any Measurement Period set forth below to be greater than the ratio set forth below opposite such period:

                                                      Maximum Total
      Four Fiscal Quarters Ending                      Debt Ratio
      ---------------------------                     -------------
Closing Date through January 31, 2006                  3.50 : 1.00

April 30, 2006 through January 31,
2007                                                   3.25 : 1.00

April 30, 2007 and each fiscal quarter
thereafter                                             3.00 : 1.00

            (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any Measurement Period to be less than 1.30:1.00.

            7.11 Amendments of Organization Documents. Amend any of its Organization Documents, unless, in any case, such amendment is not materially adverse in any respect to the Lenders.

            7.12 Accounting Changes. Make any change in (a) accounting policies or reporting practices, of Holdings, the Borrower or any Material Subsidiary, except as required by GAAP or consented to by the Borrower's accountants, or (b) fiscal year; provided that any Subsidiary acquired in an acquisition permitted under this Agreement may change its fiscal year to end on the Sunday closest to April 30.

            7.13 Prepayments, Etc. of Subordinated Debt. Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt except (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase or redeem up to $50,000,000 in the aggregate of Subordinated Notes or Permitted Junior Indebtedness; (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase or redeem Subordinated Notes or Permitted Junior Indebtedness in an amount not to exceed the net cash proceeds of an issuance of Equity Interests by Holdings; provided that any such repurchase or redemption shall be made within 60 days of the receipt of such net cash proceeds and (c) any Surviving Debt or Subordinated Notes or Permitted Junior Indebtedness may be repaid using the Net Cash Proceeds of any Indebtedness permitted to be incurred in connection with the refinancing of such Indebtedness pursuant to Section 7.02(h) or, in the case of any Subordinated Notes or Permitted Junior Indebtedness, exchanged for other notes or debt securities meeting the requirements of Section 7.02(h).

            7.14 Amendment, Etc. of Related Documents and Certain Documents. Amend, modify or change in any manner any term or condition of or waive any of their respective rights under, the Tax Sharing Agreement, any Existing Subordinated Note Document or New Subordinated Note Document, or any document governing any Permitted Junior Indebtedness, except for (i) any refinancing, repurchase, refunding, renewal or extension thereof permitted by Section 7.02(h) and (ii) in any case, where any such amendment, modification or change is not adverse in any respect to the Lenders.

            7.15 Synthetic Lease Obligations. Incur, assume or otherwise become liable in respect of any Synthetic Lease Obligations, except (a) Synthetic Lease Obligations in respect of properties related to the Borrower's operations in Rochelle, IL, Mendota, IL and Ft. Worth, TX in an aggregate amount not to exceed $75 million at any time outstanding and (b) additional Synthetic Lease Obligations in an aggregate amount not to exceed $25 million at any time outstanding, provided that to the extent at any time that the aggregate amount of Synthetic Lease Obligations with respect to the properties identified in clause (a) is less than $75 million, the difference between such amount and $75 million will increase the aggregate amount available under clause (b), but in any event, permitted Synthetic Lease Obligations will not exceed $100 million in the aggregate at any time outstanding.

            7.16 Speculative Transactions. Enter into any Swap Contract solely for purposes of market speculation and not for the purpose of mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by the Borrower and its Subsidiaries.

            7.17 Formation of Subsidiaries. In the case of Holdings, to organize any new Subsidiary that is not also a Subsidiary of the Borrower.

Notwithstanding any other provision to the contrary contained in this Agreement, no Margin Stock shall be subject to the provisions of Section 2.05(b), 7.01,
7.04 or 7.05 to the extent that the application of such provisions would result in Margin Stock composing more than 25% of the value of the assets subject to the provisions of Section 2.05(b), 7.01, 7.04 or 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of a Lender relating to Indebtedness within the scope of Section 8.01(e).

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            8.01 Events of Default. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 or Article VII (other than Section 7.01, 7.02, 7.08 or 7.11); or

            (c) Other Defaults. (i) The Borrower or Holdings fails to perform or observe any term or covenant contained in Section 7.01, 7.02 or 7.08 of this Agreement and such default shall continue unremedied for a period of 10 days after the earlier of (A) the date upon which a Responsible Officer knew of such failure or (B) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above or subclause (i) of this clause (c)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) the date upon which a Responsible Officer of such Loan Party knew of such failure or (B) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender (provided that the failure to provide notice of delivery of reports furnished pursuant to Sections 6.01(a) and (b) and Section 6.02(c) shall not constitute an Event of Default unless such failure continues for 10 days after notice of such failure from the Administrative Agent); or

            (d) Representations and Warranties. Any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

            (e) Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount or (iii) there occurs any "default", "event of default", "potential termination event" or "termination event" in respect of, and as defined in, a Qualified Receivables Transaction; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral purported to be covered thereby, except as otherwise permitted pursuant to Section 6.19.

            8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

            (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself, the other Administrative Agent and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

            8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such ratably among them in proportion to the amounts described in this clause First payable to them;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III, ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements, ratably among the Lenders, the L/C Issuer and the Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

            Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

            Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

            8.04 Notice of Event of Default. The Administrative Agent agrees to give notice to the Borrower of the occurrence of any Event of Default of which the Administrative Agent has actual knowledge; provided that the failure of the Administrative Agent to give any such notice shall in no way affect the rights or remedies of the Lenders hereunder.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

            9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

            (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable) and potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

            9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right with the consent of the Borrower so long as no Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

            9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Joint Lead Arrangers nor any Syndication Agent or Co-Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

            9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or the Cash Collateralization of such Letters of Credit on terms acceptable to the Administrative Agent and the L/C Issuer,
      (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) in accordance with Section 6.18 or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01 hereof;

            (b) to release any Guarantor from its obligations under the Guaranty
      (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) as permitted by Section 6.18, and (iii) with respect to Subsidiary Guarantors that are not at such time, taken individually or in the aggregate, Material Subsidiaries, as permitted after December 31, 2005 by the terms of the Subsidiary Guaranty; and

            (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

            Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

                                   ARTICLE X
                               CONTINUING GUARANTY

            10.01 Guaranty. Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys' fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against Holdings, the Borrower or the other Loan Parties under Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the "Guaranteed Obligations"). The Administrative Agent's books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

            10.02 Rights of Lenders. Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

            10.03 Certain Waivers. Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Holdings' obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings' liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

            10.04 Obligations Independent. The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

            10.05 Subrogation. Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

            10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

            10.07 Subordination. Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Holdings as subrogee of the Secured Parties or resulting from Holdings' performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

            10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

            10.09 Condition of Borrower. Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Secured Parties have any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

            10.10 Additional Guarantor Waivers and Agreements. (a) Holdings understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Guaranteed Obligations, that foreclosure could impair or destroy any ability that Holdings may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right Holdings may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Holdings under this Guaranty.

Holdings further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Holdings' rights, if any, may entitle Holdings to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, Holdings freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Holdings will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Obligations; (ii) agrees that Holdings will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Holdings in this Guaranty include any right or defense that Holdings may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Guaranteed Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Guaranteed Obligations.

            (b) Holdings waives all rights and defenses that Holdings may have because any of the Guaranteed Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from Holdings even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right Holdings may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because any of the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

            (c) Holdings waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                                   ARTICLE XI
                                  MISCELLANEOUS

            11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (c) postpone any date scheduled for any payment of principal (or reduce the amount of principal scheduled for payment on such date) or interest under Section 2.07 or 2.08 or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (e) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Required Term A Lenders, the Required Term B Lenders and the Required Revolving Lenders or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, provided, however, that this clause (e) shall not apply if such change to Sections 8.03, 2.05(b) or 2.06(b) is pursuant to Section 2.14 as a result of a New Term Loan;

            (f) change any provision of this Section 11.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (g) release all or substantially all of the Collateral in any transaction or series of related transactions, other than as expressly provided by the Loan Documents, or amend any of the definition of "Collateral Release Date", the definition of "Investment Grade Ratings" or
      Section 6.18, without the written consent of each Lender;

            (h) release all or substantially all of the value of the Guaranties, other than as expressly provided by the Loan Documents, or amend the definition of "Guaranty Release Period" or Section 6.18, without the written consent of each Lender; or

            (i) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv)
Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

            11.02 Notices and Other Communications; Facsimile Copies. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

            (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

            11.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay, within ten Business Days after demand therefor (subject to Section 4.01)(b)) (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) and the Joint Lead Arrangers, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each of the Joint Lead Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Each Indemnitee agrees that in the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action which is requested of it or any other Indemnitee, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall notify the Borrower in writing of such event; provided that failure to so notify the Borrower shall not affect the right of any Indemnitee to seek indemnification under this Section.

            (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

            11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of
Section 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f), or (iv) to an SPC in accordance with the provisions of Section 11.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

            (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $3,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of either Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met:

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

            (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Revolving Credit Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

            (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

            (v) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04,

3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, however, that the Borrower shall not as a result of any assignment, delegation or participation by any Lender, incur any increased liability for Taxes or Other Taxes pursuant to Section 3.01 at the time of such assignment, delegation or participation. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

            (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 3.01(e) as though it were a Lender.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Farm Credit Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

            (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder, subject to acceptance of such appointment by such Lender; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

            11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, provided that the source of such information was not known by the Administrative Agent, Lender, L/C

Issuer or Affiliate, as the case may be, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Borrower or any other party with respect to such information.

            For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

            11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d)   such assignment does not conflict with applicable Laws.

            A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

            11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            11.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      DEL MONTE CORPORATION

                                      By:    /s/ Thomas E. Gibbons
                                             -----------------------------------
                                      Name:  Thomas E. Gibbons
                                      Title: Senior Vice President and Treasurer

                                      DEL MONTE FOODS Company

                                      By:    /s/ Thomas E. Gibbons
                                             -----------------------------------
                                      Name:  Thomas E. Gibbons
                                      Title: Senior Vice President and Treasurer

                                 Schedule 11.06

                                                    BANK OF AMERICA,N.A, as
                                                    Administrative Agent

                                                    By:   /s/ William F. Sweeney
                                                          ----------------------
                                                    Name: William F. Sweeney
                                                    Title: Senior Vice President

                                           BANK OF AMERICA,N.A, as a Lender, L/C
                                           Issuer and Swing Line Lender

                                           By:   /s/ William F. Sweeney
                                                 ----------------------
                                           Name: William F. Sweeney
                                           Title: Senior Vice President

                                            MORGAN STANLEY SENIOR FUNDING, INC.,
                                            as a Lender

                                            By:    /s/ Jaan L. Tonckens
                                                   --------------------
                                            Name:  Jaan L. Tonckens
                                            Title: Vice President

                                                   JPMORGAN CHASE BANK, N.A., as
                                                   a Lender

                                                   By:   /s/ William P. Rindfuss
                                                         -----------------------
                                                   Name: William P. Rindfuss
                                                   Title:Vice President